SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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PARATEK PHARMACEUTICALS, INC.

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 14, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Paratek Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Thursday, June 14, 2018 at 8:00 a.m. local time at Sunroad Corporate Centre, 4445 Eastgate Mall, Suite 200, San Diego, California, 92121.

1.	To elect our three nominees as Class III directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To approve the Paratek Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan, or the ESPP.
3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.
4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 16, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. If you are a stockholder of record, you may vote in person at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials that you previously received, and submit your proxy by Internet, telephone or signing, dating and returning the proxy card included in these materials. You may still attend the meeting and vote in person, even if you have already voted by proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a voting instructions form from that record holder.

By Order of the Board of Directors,

William M. Haskel

Corporate Secretary

Boston, Massachusetts

April 27, 2018

PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2018

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card.

Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.paratekpharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, by sending a written request to: Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of Paratek Pharmaceuticals, Inc., or Paratek, is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 27, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card or a second Notice, on or after May 14, 2018.

How do I attend the Annual Meeting?

The meeting will be held on June 14, 2018 at 8:00 a.m. local time at Sunroad Corporate Centre, 4445 Eastgate Mall, Suite 200, San Diego, California, 92121. Information about how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 16, 2018 will be entitled to vote at the Annual Meeting. On this record date, there were 31,596,149 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 16, 2018 your shares were registered directly in your name with Paratek’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If on April 16, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting, although in order to gain entrance, you must show proof of share ownership, such as a current account statement. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy or broker’s proxy card form from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three nominees as Class III directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified;
•	Approval of the ESPP; and
•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as our independent registered public accounting firm for the year ending December 31, 2018.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. You may vote “For” or “Against” or abstain from voting to approve the ESPP and to ratify the selection of Ernst & Young LLP.

The procedures for voting are simple:

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
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To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-digit control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Daylight Time on June 13, 2018 to be counted.

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To vote through the internet, go to http://www.voteproxy.com to complete an electronic voting instruction form. You will be asked to provide the 16-digit control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Daylight Time on June 13, 2018 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received information containing voting instructions from that organization rather than from Paratek. Simply follow the voting instructions to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 16, 2018.

What happens if I do not vote?

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable rules deem the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal or 2 without your instructions, but may vote your shares on Proposal 3 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees as Class III directors, “For” the approval of the ESPP; and “For” the ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record:  Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2018, to our Corporate Secretary at 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116; provided, however, that if our 2019 annual meeting of stockholders is held before May 15, 2019, or after July 14, 2019, then the reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2018 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than February 14, 2019, and no later than March 16, 2019, except that if our 2019 annual meeting of stockholders is held before May 15, 2019, or after July 14, 2019, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal 1, votes “For,” “Withhold” and, if applicable, broker non-votes, (b) with respect to Proposal 2, votes "For," "Against," abstentions and, if applicable, broker non-votes, and (c) with respect to Proposal 3, votes “For,” “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the Nasdaq Stock Market, or Nasdaq, to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

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For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Abstentions and broker non-votes will have no effect on the results of this vote.

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Approval of the ESPP requires the affirmative vote of a majority of the shares entitled to vote and present, in person or represented by proxy, at the Annual Meeting; abstentions and broker non-votes will have no effect on the results of this vote.

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The ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2018, requires the affirmative vote of a majority of shares entitled to vote and present, in person or represented by proxy, at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the results of this vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 31,596,149 shares outstanding and entitled to vote. Thus, the holders of 15,798,075 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

All references to “Paratek,” “we,” “us” or “our” in this Proxy Statement mean Paratek Pharmaceuticals, Inc., the combined company.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2018. There are three persons nominated by our Board of Directors for election at the Annual Meeting, all of which are currently directors of Paratek. If elected at the Annual Meeting, each of these nominees would serve until the 2021 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend our annual meetings. All of our directors then in office attended the 2017 annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Paratek. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following table sets forth certain information as of April 15, 2018, with respect to our directors, including the three persons nominated for election by our Board of Directors at the Annual Meeting.

Name	Age	Class	Year term expires		Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael F. Bigham, Chief Executive Officer	60	I	2020
Thomas J. Dietz, Ph.D.	54	II	2019		C	✓
Timothy R. Franson, M.D.	66	II	2019			✓	✓
Rolf K. Hoffmann	58	III	2021	(1)
Evan Loh, M.D., President, Chief Operating Officer, and Chief Medical Officer	59	II	2019
Kristine Peterson	58	III	2021	(1)	✓		✓
Robert S. Radie	54	I	2020			✓	C
Jeffrey Stein, Ph.D.	63	III	2021	(1)	✓	C

"C" indicates chair of the committee.

(1)  If elected at the Annual Meeting.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2021 ANNUAL MEETING

Rolf K. Hoffmann has served on the Company’s Board of Directors since April 2018.  Previously Mr. Hoffmann spent 12 years at Amgen Inc., including as Senior Vice President, International Commercial Operations and Senior Vice President, U.S. Commercial Operations. Mr. Hoffmann joined Amgen Inc. from Eli Lilly & Company (“Lilly”) where he worked for 17 years in a variety of sales and marketing and executive management positions. His sales and marketing positions at Lilly included product manager for Prozac(R) and national sales manager for Lilly's Central Nervous System franchise. He held positions at Lilly as Area Director of Latin America, General Manager South, Subsahara Africa and General Manager of Germany. He currently serves as a member of the boards of Genmab A/S, Trigemina, Inc. and EUSA Pharma, Inc. He is also Chair of the Board of Biotest Pharmaceuticals Corporation.  He served as a Member of Supervisory Board at Stada Arzneimittel AG from August 2016 to September 2017. He is an adjunct professor at the University of North Carolina's Kenan-Flagler Business School in Chapel Hill, USA, for strategy and international business development. Mr. Hoffmann received a Master's degree in English from the University of Koeln, MS in Kinesiology from the Deutsche Sporthoschschule, also in Koeln, Germany and a Master's degree in Business Administration from the University of North Carolina's Kenan-Flagler Business School.

We believe Mr. Hoffmann’s qualifications to sit on the Board of Directors includes his wealth of international management experience gained over 30 years in the pharmaceutical industry.

Kristine Peterson has served on our Board of Directors since March 2016.  In her previous role as Chief Executive Officer at Valeritas, Inc., from June 2009 to February 2016, she evolved the organization from an early stage company to a fully commercial operation, following the U.S. and EU approvals of its drug-device in type-2 diabetes. Ms. Peterson has more than 30 years of industry experience, including as Company Group Chair of Johnson & Johnson's, or J&J, biotech groups. In that role, she was responsible for research, development, manufacturing, and commercialization of oncology, immunology, and other biotechnology therapeutics for J&J. Previously, she was Executive Vice President for J&J's global strategic marketing organization. Prior to J&J, she was Senior Vice President, Commercial Operations for Biovail Corporation and President for Biovail Pharmaceuticals. Earlier, she spent 20 years with Bristol-Myers Squibb where she held assignments of increasing responsibility in marketing, sales, and general management, including running the cardiovascular/metabolics business unit and the generics division. Ms. Peterson currently serves as a member of the board of directors of Amarin Corporation, Enanta Pharmaceuticals, Inc., ImmunoGen, Inc. and pSivida Corp. and an advisor to the Healthcare Businesswoman's Association. She has a B.S. and an M.B.A. from the University of Illinois at Champaign-Urbana.

We believe Ms. Peterson’s qualifications to sit on the Board of Directors include her strong background in pharmaceutical industry leadership and market development.

Jeffrey Stein, Ph.D. has served on our Board of Directors since October 2014. Dr. Stein has been the President, Chief Executive Officer and Director of Cidara Therapeutics, Inc. since 2014. Prior to joining Cidara, Dr. Stein was Chief Executive Officer of Trius Therapeutics, Inc. from its founding in 2007 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. Dr. Stein is a founder and current Chairman of the Antimicrobial Working Group, an industry leading 501(c)(6) organization. He is currently a member of the board of directors of Ideaya Biosciences, a privately held company. Previously, Dr. Stein was a Venture Partner and Kauffman Fellow with Sofinnova Ventures and opened the firm’s San Diego office in 2005. Prior to joining Sofinnova Ventures, Dr. Stein was co-founder and Chief Scientific Officer of Quorex Pharmaceuticals, Inc. which was acquired by Pfizer Pharmaceuticals in 2005. He has also served as a Principal Scientist with Diversa Corporation and the Agouron Institute. Dr. Stein conducted his postdoctoral research as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology and his graduate work as a NASA Graduate Student Researcher Fellow at the University of California, San Diego.

We believe Dr. Stein’s qualifications to sit on the Board of Directors include his prior executive management roles at multiple biopharmaceutical companies, including a focus on development of antibacterials, his medical and research backgrounds, and experience in the healthcare financing industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH DIRECTOR NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTILTHE 2020 ANNUAL MEETING

Michael F. Bigham was appointed Chief Executive Officer and Chairman of Paratek Pharmaceuticals, Inc.’s Board of Directors in June 2014 (prior to its merger with Transcept Pharmaceuticals, Inc.). Mr. Bigham has more than 25 years of senior leadership experience in the biopharmaceutical industry.  From January 2003 to November 2015, he was a general partner at Abingworth LLP, a leading international investment group dedicated to life sciences and healthcare. In November 2015, Mr. Bigham became part time Executive Partner at the firm.  He currently serves as a member of the board of directors of Adamas Pharmaceuticals, Inc. and InMediata Corporation. He has held several directorships, including at Avila Therapeutics (where he was also the founding Chairman and CEO), Magellan Biosciences, Portola Pharmaceuticals, Inc., Supernus Pharmaceuticals, Avedro and Valeritas. Mr. Bigham was formerly Vice Chairman of Corixa Corporation, a publicly traded biotechnology company, and was President and Chief Executive of Coulter Pharmaceuticals, a publicly-traded oncology company, until it merged into Corixa Corporation. Previously, he was an early employee at Gilead Sciences where he served in various capacities, including Executive Vice President of Operations and Chief Financial Officer. Before joining Gilead Sciences, Mr. Bigham was a Partner at Hambrecht & Quist where he became Co-Head of Healthcare Investment Banking. Mr. Bigham received his B.S. from the University of Virginia and qualified as a C.P.A. before completing his M.B.A. at Stanford University.

We believe that Mr. Bigham possesses specific attributes that qualify him to serve as a member of the Board of Directors, including his experience on the boards of and in management positions with biopharmaceutical companies, including publicly-traded companies.

Robert S. Radie has served on our Board of Directors since October 2014.  Mr. Radie has been the President and Chief Executive Officer of Egalet Corporation since March 2012. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in 2011. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company developing cancer diagnostic and treatment products, after serving as a consultant to Transmolecular, Inc. from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick Pharmaceuticals, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company. Mr. Radie has served as a director of Affinium Pharmaceuticals, Ltd., a specialty pharmaceutical company, from July 2012 to March 2014. He currently serves as a member of the board of directors of Horse Power for Life, a non-profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, since 2007 and of Veloxis Pharmaceuticals A/S, a public commercial-stage company since June 2016. Mr. Radie currently serves on the board of Life Sciences of Pennsylvania, formerly Pennsylvania Bio. Mr. Radie received his B.S. in chemistry from Boston College.

We believe Mr. Radie’s qualifications to sit on the Board of Directors include his experience in management positions with biopharmaceutical companies, including publicly-traded companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Thomas J. Dietz, Ph.D.  has served on the Company’s Board of Directors since October 2014.  Dr. Dietz has been Chairman and CEO of Waypoint Holdings, LLC, a diversified financial holdings and services company, since December 2010. Dr. Dietz was previously co-CEO and then CEO and a director of Pacific Growth Equities, LLC, an investment bank and institutional brokerage firm, from 2004 to January 2009, when the firm was acquired by Wedbush Securities, or Wedbush, a financial services firm. Dr. Dietz subsequently served as head of the investment banking division at Wedbush until November 2010. Dr. Dietz joined Pacific Growth in 1993 and served in various roles, including senior roles in equities research and investment banking, prior to taking the CEO role there. Dr. Dietz currently serves as Chairman on the board of directors of Eiger BioPharmaceuticals, Inc.  and AgBiome LLC, and as a director of Leap Therapeutics, Inc. He also serves as a member on various other private company boards. He previously served on the board of Transcept Pharmaceuticals, Inc. from April 2013 until its merger with Paratek on October 30, 2014.  Previously, Dr. Dietz was a member of the research faculty in the Department of Medicine, University of California, San Francisco and the VA Medical Center. Dr. Dietz holds a Ph.D. in molecular biology and biochemistry from Washington University in St. Louis.

We believe Dr. Dietz’s qualifications to sit on the Board of Directors include his medical and research backgrounds and extensive experience in the financial services industry.

Timothy R. Franson, M.D. has served on the Company’s Board of Directors since July 2015. Since April 2014, Dr. Franson has been the Chief Medical Officer for YourEncore, a consultancy that helps global life sciences and consumer health companies accelerate new product pipelines and bring safer, more effective products to consumers. From 2009 to 2014, he was a Principal in FaegreBD Consulting's health and biosciences sector where he led the firm’s global regulatory affairs practice. Until 2008, Dr. Franson was Vice President of Global Regulatory Affairs at Lilly Research Laboratories (Eli Lilly and Company). Dr. Franson has been directly involved in dozens of successful major regulatory approvals, and he has extensive clinical and regulatory experience in all pre- and post-approval phases of pharmaceutical development. He has co-chaired working groups for several industry initiatives, including the joint Food and Drug Administration, or FDA, industry working group addressing clinical aspects of the FDA Modernization Act of 1997. Dr. Franson served as the President of the US Pharmacopeia Convention (USP), which establishes drug quality standards enforced by regulators such as FDA, from 2010 to 2015, and continues to serve on the organization’s Board of Trustees as immediate Past President. In addition, Dr. Franson serves as a member of the board of directors for Cidara Therapeutics, Inc. and serves as Chair of the Board of Directors for the Critical Path Institute, which collaborates with FDA and industry in innovation advances. He served on the board of directors for Myrexis, Inc. (formerly Myriad Pharmaceuticals, Inc.) from 2010 to 2013. Dr. Franson received his medical degree from the University of Illinois College of Medicine.

We believe Dr. Franson’s qualifications to sit on the Board of Directors include his extensive clinical and regulatory experience in all pre- and post-approval phases of pharmaceutical development (small and large molecule) relating to interactions with the FDA for policy and product issues, as well as interactions with global regulators.

Evan Loh, M.D.  has served as Chief Operating Officer since January 2017 and on the Company’s Board of Directors and as our President and Chief Medical Officer since October 2014. Dr. Loh was appointed President of Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) in June 2014 and Chief Medical Officer in June 2012 and was the Chairman of the Board of Directors of Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) from June 2012 to June 2014. From October 2009 to January 2012, Dr. Loh served as Senior Vice President, Development and Strategic Operations, Worldwide Research and Development, at Pfizer Inc. From January 2007 to October 2009, Dr. Loh was Vice President, Clinical Research & Development at Wyeth. He is the 2006 recipient of the Heroes of Chemistry Award from the American Chemical Society for his leadership role at Wyeth in the clinical development of Tygacil. He currently serves as a member of the board of directors of Nivalis Therapeutics, Inc. and as Vice-Chair of the Antimicrobials Working Group, an industry leading organization of biotech companies focused on antimicrobial development.  Dr. Loh has served as a faculty member at both Harvard Medical School and the University of Pennsylvania School of Medicine. Dr. Loh received his A.B. from Harvard College and his M.D. from Harvard Medical School. He completed his Internal Medicine and Cardiovascular fellowship training at Brigham and Women’s Hospital.

We believe that Dr. Loh possesses specific attributes that qualify him to serve as a member of the Board of Directors, including more than 15 years of experience in senior executive management roles with large, international pharmaceutical companies.

PROPOSAL 2

APPROVAL OF THE PARATEK PHARMACEUTICALS, INC. EMPLOYEE STOCK PURCHASE PLAN

Description of the Proposal

The Board of Directors proposes and recommends the approval of the Paratek Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan, or the ESPP.  The ESPP was adopted by the Board of Directors, acting on the recommendation of our Compensation Committee, on April 24, 2018 and will become effective upon receiving stockholder approval at this Annual Meeting.

Purpose of the ESPP; Considerations

The purpose of the ESPP is to enable eligible employees of Paratek Pharmaceuticals, Inc. and certain of its subsidiaries, or collectively, the Company, to purchase shares of our common stock and thereby acquire an interest in the future of the Company.  The ESPP is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 943,294, or the ESPP Share Pool, subject to adjustment as provided for in the ESPP.  The ESPP Share Pool represents 3% of the total number of shares of our common stock outstanding as of March 31, 2018.  In establishing the ESPP Share Pool, the Board of Directors considered the potential dilutive impact to shareholders, equity plan guidelines established by certain proxy advisory firms and advice provided by Pearl Meyer & Partners, the independent consultant to the Compensation Committee of our Board of Directors.

Summary of the ESPP

The following is a summary of the material terms of the ESPP, and does not describe all ESPP terms.  Please read the complete text of the ESPP included as Appendix A to this proxy statement.

Administration

The ESPP will be administered by the Compensation Committee of the Board of Directors, which will have the right to determine questions that may arise regarding the interpretation and application of plan provisions and to make, administer and interpret such rules as it deems necessary or advisable.  Any references to the Board of Directors include the Compensation Committee and Board of Directors’ other delegates to the extent the Board of Directors has delegated administrative responsibilities to such delegates.

Shares Subject to the Plan

Subject to adjustment, the ESPP Share Pool is 943,294 shares of our common stock.  Shares delivered upon exercise of options under the ESPP may be either shares of authorized but unissued common stock or shares of reacquired common stock, as our Board of Directors may determine.  On March 29, 2018, the closing price of our common stock as reflected on the Nasdaq exchange was $13.00.

Eligibility

Participation in the ESPP will be limited to eligible employees who (a) customarily work more than 20 hours per week and for more than 5 months per calendar year and (b) otherwise satisfy the requirements set forth in the ESPP.  Any employee who owns (or is deemed under statutory attribution rules to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Paratek or any of its subsidiaries will not be eligible to participate in the ESPP.  As of March 31, 2018, approximately 83 employees would be eligible to participate in the ESPP.

General Terms of Participation

The ESPP allows eligible employees to purchase shares during certain offering periods, which will be six -month periods commencing May 15 and ending November 14 and commencing November 15 and ending May 14 of each year.  During each offering period, eligible employees will be given the option to purchase up to the lesser of (a) the whole number (disregarding any fractional share amount) determined by dividing $12,500 by the fair market value of one share of our common stock on the first day of the offering period and (b) the whole number (disregarding any fractional share amount) determined by dividing (i) the balance credited to the participant’s withholding account on the last day of the Option Period, by (ii) the purchase price described in the next sentence.

Prior to the start of an offering period, the Board of Directors will set the purchase price of each share of our common stock to be 85% of the lesser of the fair market value of the common stock on: (a) the date of grant of the option, and (b) the date on which the option is deemed exercised.  If the shares of common stock are not traded on an exchange or trading system, the fair market value will be established in good faith by the Board of Directors.  In order to participate in the ESPP, an eligible employee must execute and deliver to the Company a payroll deduction and participation authorization form as prescribed by the Board of Directors. The payroll deduction and participation authorization form must be filed with the Company by such deadline as established by the Board of Directors.

Participants in the ESPP will pay for shares of our common stock through payroll deductions.  Participants may elect to authorize payroll deductions between 1% and 15% of the participant’s compensation per payroll period.  During an offering period the amount of payroll deductions may not be changed.  An authorization of payroll deductions will remain in effect for subsequent offering periods unless a participant terminates the authorization by timely delivering written notice to the Company. Upon cancellation, any amount withheld from a participant’s compensation will be returned to the participant, without interest. Upon termination of employment prior to an exercise date for an offering period, a participant’s option will be cancelled automatically, and the balance of his or her withholding account will be returned, without interest.

Adjustment

In the event of any change in the outstanding common stock by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available for purchase under the ESPP, the maximum number and type of shares purchasable during an offering period, and the option price will be appropriately adjusted.

Change of Control

In the event of a merger or similar transaction or change of control, the Board of Directors will provide that any outstanding option will be assumed or substituted for, or will be cancelled with a return of any amounts contributed by or withheld from the compensation of a participant, or that the option period will end before the date of the proposed sale or merger.

Amendment; Termination

Our Board of Directors has discretion to amend the ESPP to any extent and in any manner it may deem advisable by, including suspending or terminating the Paratek ESPP, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require shareholder approval.

U.S. Federal Income Tax Consequences Relating to the ESPP

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the ESPP under current federal tax laws and certain other tax considerations associated with awards under the ESPP.  The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  Assuming that the ESPP is and remains so qualified, no taxable income will be recognized by a participant until the sale or other disposition of the shares of common stock purchased under the ESPP.

If common stock acquired under the ESPP is disposed of more than two years after the option grant date and more than one year after the purchase date, or if the participant dies while holding such common stock, the participant (or his or her estate) will recognize ordinary income in amount equal to 15% (or such other percentage equal to the applicable purchase price discount) of the value of the common stock on the option grant date, or, if less, the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a long-term capital gain or loss.

If common stock acquired under the ESPP is disposed of within the two years following the applicable option grant or within one year after the purchase date, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the purchase price.  Any additional gain, or any loss, recognized in the disposition will be treated as a capital gain or loss and, depending on how long the participant had held the common stock, as long-term or short-term.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of common stock prior to the expiration of the holding periods described above.

New Plan Benefits

Because benefits under the ESPP depend on employees’ elections to participate in the plan and the fair market value of the shares of our common stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan.  No employee may purchase shares under the ESPP in an amount that exceeds $25,000 in fair market value in any calendar year.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting.  Abstentions and broker non-votes will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ESPP

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, or the Audit Committee, has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should such representative desire to do so and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Paratek and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

CURRENT PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents the combined fees for professional services earned by our prior independent registered public accounting firm, CohnReznick LLP, and our current independent registered public accounting firm, Ernst & Young LLP, for services rendered for the years ended December 31, 2017 and 2016:

	2017		2016
Audit Fees	$983,673	(1)	$843,785	(1)
Audit-Related Fees	534,230	(2)	—
Tax Fees	25,000	(3)	202,500	(3)
All Other Fees	—		—
Total	$1,542,903		$1,046,285

(1)

2017 and 2016 Audit Fees represent fees charged for the audit of our consolidated financial statements, reviews of our interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit Fees also include related services that are normally provided in connection with registration statements and securities offerings during 2017 and 2016, such as preparation of comfort letters and consents.

(2)	2017 Audit-Related Fees represent fees charged for accounting consultations.
(3)	2017 and 2016 Tax Fees represent fees charged for tax advice.

Effective May 13, 2016, we engaged Ernst & Young LLP as its independent registered public accounting firm. During the year ended December 31, 2015, and the subsequent interim period through May 13, 2016, we did not, nor did anyone on our behalf, consult with Ernst & Young LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

OTHER AUDITORS

On May 13, 2016, our Board of Directors dismissed CohnReznick LLP as its independent registered public accounting firm, effective immediately. The Audit Committee of the Board of Directors approved the dismissal of CohnReznick LLP.

During the year  ended December 31, 2015, and the subsequent interim period through May 13, 2016 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CohnReznick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of CohnReznick LLP would have caused CohnReznick LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We have furnished the foregoing disclosure to CohnReznick LLP.

PRE-APPROVAL POLICY AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All of the services provided by Ernst & Young LLP during the years ended December 31, 2017 and 2016 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining their independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with relevant Nasdaq securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Paratek, our senior management and our independent auditors, our Board of Directors have affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Dietz, Dr. Franson, Ms. Peterson, Mr. Radie and Dr. Stein, and, in making this determination, our Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Paratek.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is chaired by our Chief Executive Officer, Mr. Bigham. At our current stage of our development, we believe that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer and Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history and knowledge of Paratek (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT

Management is primarily responsible for managing risks that we may face in the ordinary course of operating our business. The Board actively oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our legal risks, system of disclosure controls, internal controls over financial reporting and risks associated with our cash investment policies. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important governance and associated regulatory compliance issues. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different business risks and risk mitigation practices.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors held 11 meetings during 2017. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and each committee on which he or she served (in each case, which were held during the period for which he or she was a director or member of a committee).

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

All of our then-serving directors attended our 2017 annual meeting of stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors established three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The table below indicates the composition of each committee.

Chairperson	Member	Designated Financial Expert

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas J. Dietz, Ph.D.
Timothy R. Franson, M.D.
Kristine Peterson
Robert S. Radie
Jeffrey Stein, Ph.D.

Below is a description of each committee of the Board of Directors. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to Paratek.

Audit Committee

Our Audit Committee consists of Dr. Dietz, Ms. Peterson and Dr. Stein. The Board has adopted a written Audit Committee charter that is available to stockholders at the “Investors” section of our website at www.paratekpharma.com. The Audit Committee held eight meetings during the year ended December 31, 2017.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board of Directors has also determined that Dr. Dietz qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Dietz’s level of knowledge and experience based on a number of factors, including his position as Chairman and Chief Executive Officer of Waypoint Holdings, LLC, and extensive experience in the financial services industry.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions;
•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee evaluates its own performance annually, including its compliance with its charter, and provides any written material with respect to such evaluation to the Board, including any recommendations for changes in its governing procedures or policies.  The Audit Committee also reviews and reassesses its charter annually and submits any recommended changes to the Board for its consideration.  The Audit Committee also has the authority to delegate any or all of its responsibilities to a subcommittee of the Audit Committee, except under certain enumerated circumstances.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2017 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Members of the Audit Committee

Thomas J. Dietz, Ph.D.

Kristine Peterson

Jeffrey Stein, Ph.D.

Compensation Committee

Our Compensation Committee consists of Dr. Dietz, Dr. Franson, Mr. Radie and Dr. Stein. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards, “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, of the Exchange Act, and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Board has adopted a written Compensation Committee charter that is available to stockholders at the “Investors” section of our website at www.paratekpharma.com.  The Compensation Committee held five meetings during the year ended December 31, 2017.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.  Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•	reviewing and recommending to our Board of Directors the compensation of our directors;
•

reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers and other senior management at the level of senior vice president and above;

•	administering our annual bonus, long-term incentive compensation, stock and equity incentive plans;
•	establishing and periodically review the Company’s policies and procedures concerning perquisite benefits;
•	managing and reviewing any employee loans in an amount equal to or greater than $75,000;
•	preparing and approving the Committee report to be included as part of the Company’s annual proxy statement in accordance with SEC proxy and disclosure rules;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;
•

reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•

reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management at the level of senior vice president and above, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

The Compensation Committee evaluates its own performance annually, including its compliance with its charter, and provides any written material with respect to such evaluation to the Board, including any recommendations for changes in its governing procedures or policies.  The Compensation Committee also reviews and reassesses its charter annually and submits any recommended changes to the Board for its consideration.  The Compensation Committee also has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that it is not permitted to delegate its responsibilities for (i) reviewing officer employment contracts or other compensatory, severance or change-in-control arrangements for current or former officers, (ii) evaluating the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, (iii) any matters that involve executive compensation or (iv) to the extent applicable, any matters where it has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Compensation Consultant

As part of determining the compensation for our executive officers, the Compensation Committee engaged Pearl Meyer & Partners, or Pearl Meyer, as its independent consultant to assist in evaluating our executive compensation programs and to make recommendations regarding compensation. Additional information about the role of Pearl Meyer can be found in “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultants” below.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have:

1.	reviewed and discussed with management the Compensation Discussion and Analysis found below; and
2.	based on such review and discussions we recommend that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Jeffrey Stein, Ph.D. (Chair)

Thomas J. Dietz, Ph.D.

Timothy R. Franson, M.D.

Robert S. Radie

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of our compensation programs as they relate to our executive officers, listed in the following compensation tables, who are referred to as our “named executive officers.” This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes, and describes other arrangements and actions taken since December 31, 2017 to the extent such discussion enhances the understanding of our executive compensation for the year ended December 31, 2017, which we refer to as fiscal 2017.

Overview

Our Compensation Committee is responsible for reviewing and approving, or recommending for approval by our Board of Directors, the compensation of our named executive officers, including salary, cash and equity incentive compensation levels, severance arrangements, change in control benefits and other forms of executive compensation. Our Compensation Committee is also responsible for evaluating our company’s performance against its goals and making related executive compensation recommendations to our Board of Directors, assessing the performance of our named executive officers, and ensuring our compensation program is aligned with the compensation objectives and philosophy described below and competitive with the compensation programs of other companies in our industry that compete with us for talent.

Fiscal 2017 Performance and Company Highlights

The Company successfully achieved critical business, operational and strategic milestones supporting our fiscal 2017 corporate objectives.  We believe that our named executive officers were instrumental in contributing to these accomplishments.  Key results for our overall clinical, regulatory, operating and strategic performance include the following:

•	achieved positive efficacy data and safety profile in Phase 3 study of IV-to-oral once-daily omadacycline for treatment of community-acquired bacterial pneumonia, or CABP;
•	achieved positive efficacy data and safety profile in Phase 3 study of oral-only omadacycline for treatment of acute bacterial skin and skin structure infections, or ABSSSI;
•	initiated rolling submission of a New Drug Application for omadacycline with the U.S. Food and Drug Administration, or FDA;
•

granted qualified infectious disease product, or QIDP, designation for oral and IV formations of omadacycline by the FDA for the treatment of uncomplicated urinary tract infection, or uncomplicated UTI;

•	developed and executed a plan to ensure FDA inspection readiness at our contract manufacturing organizations;
•	initiated production of validation batches of oral and IV omadacycline;
•

entered into a License and Collaboration Agreement with Zai Lab (Shanghai) Co., Ltd., or Zai, pursuant to which the Company granted Zai an exclusive license to develop, manufacture and commercialize omadacycline in the People’s Republic of China, Hong Kong, Macau and Taiwan for all human therapeutic and preventative uses other than biodefense;

•	generated proceeds of $82.8 million net of commissions through the sale of our common stock under Controlled Equity OfferingSM Sales Agreements with Cantor Fitzgerald & Co.; and
•

amended an existing debt line with Hercules Technology Growth Capital providing an additional $10 million and extending the date on which we are required to begin making monthly principal installments from January 1, 2019 to January 1, 2020, subject to our receipt of marketing approval for omadacycline.

Compensation Objectives and Philosophy

Our Compensation Committee believes that the most effective compensation program will promote company performance, encourage progress toward achieving our mission, and reward value creation for our stockholders. Our compensation program is designed to:

•	attract and retain superior executive officers and other employees with the skills and values to contribute to our long-term success;
•	provide incentives that motivate and reward the achievement of both short- and long-term performance goals that drive future stockholder value;

•

align executives’ interests with those of stockholders by awarding a majority of overall compensation in the form of long-term equity incentives that vest over time and in certain instances based on the achievement of long-term performance criteria; and

•	appropriately share rate of economic ownership between our employees and our stockholders.

To achieve its objectives, our Compensation Committee evaluates our executive compensation program with the goal of setting target total compensation at levels that align with our mission, size and life stage.  While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance, and we generally pay total cash compensation within the 45th to 65th percentile of our peer group, based on company and individual performance.  To incentivize strong performance, as described in more detail under “Elements of Compensation— Annual Performance-Based Cash Incentives” and “Elements of Compensation— Equity Incentive Awards,” several key elements of our executive compensation are variable—annual cash incentive compensation, which is earned based on our Compensation Committee’s assessment of annual performance, stock options, which deliver value only to the extent the value of our stock increases, and restricted stock units subject to performance-based vesting.

Executive Compensation Process

At least annually, our Compensation Committee reviews the Company’s compensation philosophy and reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer and our other officers, including our named executive officers.  Our Compensation Committee evaluates the performance of our officers in light of these goals and objectives and determines and approves, or recommends to the Board of Directors for approval, the compensation levels of our officers.  As part of evaluating our named executive officers’ performance and determining their compensation, our Compensation Committee receives recommendations from our Chief Executive Officer (except with respect to his own compensation and performance). Our Chief Executive Officer’s performance is evaluated directly by the Compensation Committee and approved by the Board. Evaluations of our named executive officers are based on our overall corporate performance against annual goals that are approved by the Board at the beginning of each year, as discussed in more detail below.  In addition, as described below under “Elements of Compensation— Annual Performance-Based Cash Incentives,” Messrs. Pagán, Haskel, and Woodrow are annually evaluated based on individual performance goals.

Annual base salaries for a given fiscal year, and annual performance-based cash incentives and equity incentive awards for the prior fiscal year are generally determined in the first quarter of the fiscal year based on company and individual performance of the prior year, as well as other factors, including compensation trends in the biopharmaceutical industry and among our benchmark peers.  Although we expect this general timing to continue in future fiscal years, for fiscal 2017, the Compensation Committee elected to determine performance-based cash incentives in December 2017.  Also, as described further below, the Compensation Committee elected to make a special grant of performance-based restricted stock units in August 2017.

Role of Compensation Consultants

The Compensation Committee has the authority to retain, at our expense, one or more third-party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate.  The Compensation Committee annually evaluates its engagement of compensation consultants. Beginning in October 2016, the Compensation Committee retained Pearl Meyer as its independent compensation consultant.  Pearl Meyer provides analysis and recommendations to the Compensation Committee regarding:

•	peer group selection for executive compensation benchmarking;
•

design of equity incentives, including market-based view of equity usage and mix and other environmental factors (e.g., proxy advisory views, tax and accounting, valuation and benchmarking approaches, etc.);

•	the competitiveness of our Board compensation program; and
•	the competitiveness of our executive compensation program.

Pearl Meyer participates in meetings of our Compensation Committee, including executive sessions in which executive compensation issues are discussed, when requested to do so.  For fiscal 2017, Pearl Meyer advised the Compensation Committee on all principal aspects of our executive compensation, including the selection of our peer group for fiscal 2017, executive compensation arrangements of new hires and in providing a competitive assessment of our executive compensation.  In fiscal 2017, Pearl Meyer also advised our Compensation Committee on peer group selection for the year ending December 31, 2018, which we refer to as fiscal 2018, reviewed our equity compensation program, and provided a competitive assessment for purposes of setting our fiscal 2018 executive compensation and Board compensation.

Pearl Meyer meets with management for purposes of gathering information for their analyses and recommendations. In March 2017 and April 2018, the Compensation Committee reviewed the independence of Pearl Meyer, taking into consideration relevant factors, including the absence of other services provided to the Company by Pearl Meyer, the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer's total revenue, the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company, any business or personal relationship Pearl Meyer or the individual compensation advisors employed by Pearl Meyer have with any member of the Compensation Committee, and any stock of the Company owned by the individual compensation advisors employed by Pearl Meyer.

The Compensation Committee assessed the independence Pearl Meyer pursuant to the SEC rules and has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee have not created any conflicts of interest, and that Pearl Meyer is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.

Defining and Comparing Compensation Benchmarks

The Compensation Committee benchmarks our executive compensation against a peer group of companies to determine competitiveness and market trends.  The Compensation Committee reviews the companies in our peer group annually, reviews the compensation consultant’s recommendations regarding which companies should be included in the peer group, and adjusts as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives.  The Compensation Committee also annually reviews the executive pay practices of other similarly situated companies as reported by the compensation consultant through industry surveys and proxy analysis.  These surveys are generally specific to the biopharmaceutical and biotechnology sectors.  We request customized reports of these surveys so that the compensation data reflect the practices of companies that are similar to us.  The Compensation Committee considers this information when making determinations for each element of compensation.

In developing the peer group of companies for fiscal 2017 compensation decisions, our Compensation Committee, with the assistance of Pearl Meyer, established a peer group of 17 publicly traded, national and regional companies in the healthcare sector and, more specifically, the pharmaceuticals, biotechnology, and life sciences industries, that were selected based on a balance of the following criteria:

•	annual revenue of less than $100 million;
•	a market capitalization of between ¼ times to 4 times our market capitalization;
•	operating expenses of between ¼ times to 4 times our operating expenses;
•	an accumulated deficit of more than $100 million;
•	an initial public offering, or IPO, before 2015;
•	a similar stage of clinical development with lead programs in Phase III;
•	a focus on infection and antibiotics for multiple applications; and
•	geographic location.

Based on these criteria, our peer group for fiscal 2017 comprised the following companies:

AcelRX Pharmaceuticals, Inc.	ChemoCentryx, Inc.	La Jolla Pharmaceutical Co.	Synergy Pharmaceuticals, Inc.
Achaogen, Inc.	Chimerix, Inc.	MacroGenics, Inc.	Tetraphase Pharmaceuticals, Inc.
Achillion Pharmaceuticals, Inc.	Enanta Pharmaceuticals, Inc.	New Link Genetics Corporation
Agenus Inc.	Flexion Therapeutics Inc	Proteon Therapeutics Inc
Cempra, Inc.	Intra-Celluar Therapies, Inc.	Revance Therapeutics, Inc.

The Compensation Committee believes the compensation practices of our peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers.  However, because we compete for executive talent with many companies that are larger and more established than we are or that possess greater resources than we do and because of other considerations, including market factors, the experience level of an executive, and an executive’s performance against established corporate goals and individual objectives, our Compensation Committee may vary from its historical compensation practices or deviate from its general compensation philosophy.

In September 2017, the Compensation Committee selected our peer group for purposes of setting fiscal 2018 compensation with advice from Pearl Meyer.  Again, the Compensation Committee focused on pharmaceuticals, biotechnology, and life sciences industries within the healthcare sector, and based its selection on the following criteria:

•	operating expenses of between $50 million and $250 million;
•	a market capitalization of between $500 million and $2 billion;
•	an accumulated deficit of more than $100 million;
•	an IPO before 2016;
•	a similar stage of clinical development with lead programs in Phase III;
•	a focus on infection and antibiotics for multiple applications; and
•	geographic location.

Based on these criteria, our peer group for fiscal 2018 includes the following 16 companies:

Acceleron Pharma Inc.	Flexion Therapeutics Inc	MacroGenics, Inc.	Theravance Biopharma, Inc.
Achaogen, Inc.	Inovio Pharmaceuticals, Inc.	Omeros Corporation
Akebia Therapeutics, Inc.	Insmed Incorporated	PTC Therapeutics, Inc.
Dynavax Technologies Corporation	Intra-Celluar Therapies, Inc.	SciClone Pharmaceuticals, Inc.
Enanta Pharmaceuticals, Inc.	La Jolla Pharmaceutical Co.	Synergy Pharmaceuticals, Inc.

Corporate Governance

We believe the following executive compensation practices and policies promote good corporate governance:

•	The Compensation Committee regularly reviews and assesses whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company.
•

Our Securities Transaction Policy prohibits our executive officers from engaging in short sales, hedging transactions, holding Company securities in a margin account or otherwise pledging our securities as collateral for a loan.

•	The Compensation Committee has engaged Pearl Meyer as an independent executive compensation consultant.
•	Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive personal benefits with the exception of supplemental long-term disability insurance.
•	Each of our equity incentive plans prohibits repricing of stock options and stock appreciation rights without stockholder approval.

Elements of Executive Compensation

The primary elements of our executive compensation program are:

•	base salary;
•	annual performance-based cash incentives;
•	equity incentive awards;
•	severance and change in control benefits;
•	broad-based health and welfare benefits; and
•	a 401(k) defined contribution plan.

We provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of incentive compensation to incentivize and reward performance based on specific annual goals. To further focus our executives on longer-term performance and the creation of stockholder value, we rely upon equity-based awards that vest over a meaningful period of time. In addition, we provide our executives with benefits that are available to all employees, including medical, dental insurance; life and disability insurance; medical and dependent care flexible spending account and a 401(k) plan. Finally, we offer our executives severance benefits and certain tax reimbursements to incentivize them to continue to strive to achieve stockholder value in connection with change-in-control situations.

Base Salaries

Our Compensation Committee has targeted our named executive officers’ annual base salary levels generally within the 50th to 60th percentile of our peer group. The Compensation Committee seeks to ensure that base salaries reflect each executive’s level of experience, skills, knowledge, performance and responsibilities and are competitive with those of other companies in our industry and region that compete with us for executive talent. Base salaries for our named executive officers typically are negotiated at the time of hire, taking into account the position for which an individual is being considered and his or her qualifications, prior experience and prior base salary. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our Compensation Committee reviews and evaluates, with input from our Chief Executive Officer, any adjustments to our named executive officers’ base salaries based on changes and expected changes in the scope of a named executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the named executive officer during the prior year and over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company, and general base salary trends in our industry and among our peer group and where the executive officer’s base salary falls in the base salary range presented by that data. In making decisions regarding base salary increases, we may also draw upon the experience of members of our board of directors with other companies.

Annual Performance-Based Cash Incentives

We have designed our annual performance-based cash incentive program to emphasize pay-for-performance and to reward our executive officers for the achievement of our performance during the preceding year guided by specified annual corporate and individual goals. Historically, each named executive officer has been eligible, at our Board’s discretion, to receive an annual performance-based cash incentive, which we also refer to as an annual cash incentive, in an amount corresponding to a percentage of his or her base salary. The amount of the annual cash incentive for the Chief Executive Officer is determined by our Board, based upon the recommendation of our Compensation Committee, and the amount of the annual cash incentive for all other named executive officers is determined by our Compensation Committee. In making such determinations and recommendations, the Compensation Committee examined the totality of anticipated and unanticipated achievements by us and each named executive officer in the preceding year, including our performance against specific clinical, operational and financial company goals.

Our Compensation Committee has targeted annual cash incentive levels for our named executive officers at the 50th percentile for “meets target” company performance and may in its discretion pay out above target for exceptional performance. Our Compensation Committee has authority to adjust a named executive officer’s ultimate payment amount in connection with its annual review of each executive officer’s performance. Individual performance may, in some cases, lead the Compensation Committee to pay an individual at a level below or above that determined for company-wide performance.

Effective January 1, 2017, our Board adopted, based on the recommendation of the Compensation Committee, and our stockholders approved the Annual Incentive Plan to provide for the grant of cash awards to eligible employees, including, to the extent applicable, cash awards intended to qualify for the performance-based exemption under Section 162(m) of the Code.

Equity Incentive Awards

Equity compensation, in the form of stock options and restricted stock units, represents the largest at-risk component of our executive officers’ compensation arrangements. We believe that our equity program aligns our named executive officers’ interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in our stock price. We provide a combination of both stock options and restricted stock units because we believe that stock options provide meaningful incentives to our executives to achieve increases in the value of our stock over time while restricted stock units provide a stable value to reward and motivate our executives.

We typically grant stock options and restricted stock units to our executives at the time of hire as an inducement to their commencement of employment with us and otherwise generally grant stock options and restricted stock units on an annual basis thereafter or at other times in connection with an employee’s promotion.  None of our named executive officers is currently party to an employment agreement that provides for an automatic award of equity.  We aim to provide awards that are within the 50th to 75th percentile of our peer group, and we strive to be competitive with commercial-ready companies in the Boston and Philadelphia areas.  In determining the size of the annual equity grants to our named executive officers, our Compensation Committee, with the assistance from Pearl Meyer, considers our company performance, individual performance, the potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the executive officers and the vesting terms of such prior awards, as well as industry and peer group benchmark data.

Historically, we have granted stock options and restricted stock units to our executive officers with either time-based or performance-based vesting, or a combination of both. The stock options that we grant to our executive officers with time-based vesting typically become exercisable over three or four years.  The restricted stock units that we grant to our executive officers with time-based vesting typically become exercisable as to 1/3 of the shares on each anniversary of the date of grant. We believe that time-based vesting helps to retain our named executive officers over the vesting period. Any stock options or restricted stock units that we grant to our executive officers with performance-based vesting become exercisable upon the attainment of certain clinical, manufacturing, commercial and regulatory milestone events recommended by our Compensation Committee and approved by our Board. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability; provided that, for certain of our named executive officers, in the case of termination without cause or for good reason, as such terms are defined in the respective employment offer letters, either before or after a change in control, a portion or all of the shares underlying unvested awards will accelerate and become exercisable. The exercise price of all stock options equals the fair market value of shares of our common stock on the date of grant.

Severance and Change in Control Benefits

As described in greater detail below, each of our named executive officers has entered into an employment agreement with the company that provides severance protection on certain qualifying employment terminations both within and outside of the context of a change in control.  The Compensation Committee believes that severance protections help us to attract talented executives and create retention incentives, particularly in connection with any future sale of the company.  In July 2017, the Compensation Committee elected to amend the employment agreements of certain key executives, including our named executive officers, to reimburse them for excise taxes that may arise under Section 4999 of the Code in the event we undergo a change in control.  The Compensation Committee determined that it was in the best interests of the company to provide this protection to our key employees in the event of a change in control transaction.  Because the company has historically heavily favored stock option grants to our employees, and because many of the stock option grants held by our key employees had, and some still have, exercise prices above the fair market value of the company’s stock, very few stock options have been exercised over the past few years.  An unintended result of this practice is that our key employees’ “base amount” for purposes of measuring any excise tax under Section 4999 of the Code is lower than it otherwise would be had equity-based compensation been included in their income over the past few years, e.g., as a result of stock option exercises or the vesting of restricted stock units.  After careful consideration, the Compensation Committee determined to adopt full reimbursements for any taxes arising under Section 4999 of the Code for Mr. Bigham and Dr. Loh and reimbursements initially capped at $2.5 million for each of Messrs. Pagán, Woodrow, and Haskel and reduced to a cap of $1.5 million as of March 31, 2020 to reflect the potential increases to their “base amounts” from any vesting of performance-based restricted stock units.

Fiscal 2017 Named Executive Officer Compensation

In December 2016, the Compensation Committee and our Board of Directors approved fiscal 2017 salaries and target fiscal 2017 annual cash incentives for our named executive officers.  With respect to our Chief Executive Officer, the Compensation Committee reviewed his performance for the year ended December 31, 2016, which we refer to as fiscal 2016 and presented its recommendations for his fiscal 2017 salary and target fiscal 2017 annual cash incentives to the Board for approval, which recommendations were approved by the Board.

Name	2017 Base Salary ($)	Base Salary Increase from 2016 (%)	2017 Annual Incentive Target % of Base Salary
Michael F. Bigham	460,000	8.2	50.0
Evan Loh, M.D.	450,000	8.4	45.0
Douglas W. Pagán	352,000	8.3	35.0
William M. Haskel	348,200	3.5	35.0
Adam Woodrow	348,200	3.9	35.0

(1)

Mr Bigham’s fiscal 2017 base salary was set at 90% of his targeted annual base salary to reflect a projection that he would spend approximately 10% of his time in fiscal 2017 as a consultant for Abingworth LLP, a venture capital firm.

Cash incentive awards under our fiscal 2017 annual incentive program were determined by establishing a cash incentive pool to be allocated among all eligible plan participants and multiplying that amount by a modifier recommended by our Compensation Committee and approved by our Board based on our performance as measured against the following fiscal 2017 company goals:

Corporate Goal	Target Percentage

Clinical

           • Announce Top Line Data of Phase 3 study of IV-to-oral omadacycline for treatment of CABP supportive of an NDA filing;     and

           • Announce Top Line Data of Phase 3 study of oral-only omadacycline for treatment of ABSSSI supportive of an NDA filing.

15% 15%
Financing • Raise capital/fund company to enable maintenance of a minimum of 12-18 months projected cash burn; and • Operate within the Board approved Annual Operating Plan.	25%
NDA Readiness • Hold pre-NDA discussions with FDA; • Delivery of key NDA components (i.e., Mod 2 Summaries) (Clinical, CMC, Non-clinical); • Develop and execute a plan to ensure inspection readiness (Quality); and • Complete crude and initiate API validation batches (Manufacturing).	20%

Business Development

           • Position Paratek for a global partnership that strengthens the balance sheet and expands capabilities to develop and launch in the U.S. and major markets Ex-U.S. as measured by one or more parties in due diligence; and

           • Subject to approval of the Board of Directors complete an ex-U.S. partnership in a country/countries (China and Japan) that may not be included in a global partnership.

15% 5%
Compliance • Complete Annual Gap Analysis of current legal, HR, IT financial, clinical, regulatory, and manufacturing compliance; and will address relevant gaps based upon available resources.	5%
Regulatory Stretch Goal • Be prepared to initiate rolling submission for the omadacycline NDAs.	Additional 25%

The Compensation Committee determined and the Board approved that the Corporate goals were achieved, including the Regulatory Stretch Goal.

For Messrs. Bigham and Loh, 100% of their fiscal 2017 cash incentive award was based on the company performance goals.  For Messrs. Pagán, Haskel, and Woodrow, 80% of their fiscal 2017 cash incentive award was based on the company performance goals, and the remaining 20% was based on their achievement of individual performance goals for fiscal 2017. Individual performance goals for Messrs. Pagán, Haskel, and Woodrow included the following:

Executive Officer	Summary of Individual Goals
Douglas W. Pagán

•  Managed operating expenses consistent with company objectives and budget

•  Achieved financial goals related to capital raising activities

•  Managed financial governance and controls processes

•  Implemented certain tax planning strategies

William M. Haskel	• Established an effective compliance program and contract management system • Supported finance and business development activities • Strengthened Governance and Board policies and practices
Adam Woodrow	• Developed a commercial launch plan and “go to market” strategy • Developed a U.S. budget impact model

The Compensation Committee determined that Messrs. Pagán, Haskel, and Woodrow each met his individual performance goals at 115% of target.

Based on the achievement of our company goals and, in the case of Messrs. Pagán, Haskel, and Woodrow, individual performance, our named executive officers were paid cash incentives for fiscal 2017 as follows:

Name	2017 Annual Incentive Amount ($)	2017 Annual Incentive % of Target
Michael F. Bigham	264,500	115
Evan Loh, M.D.	232,875	115
Douglas W. Pagán	141,680	115
William M. Haskel	140,151	115
Adam Woodrow	140,151	115

In February 2017, the Compensation Committee approved fiscal 2017 annual equity awards for the named executive officers, other than our Chief Executive Officer, and presented its recommendations for our Chief Executive Officer’s fiscal 2017 annual equity award to the Board for approval.  These recommendations were approved by the Board in February 2017 in the amounts set forth in the Summary Compensation Table, which corresponded generally to the 75th percentile of our peer group with respect to equity incentive compensation.  Half of each named executive officer’s award was in the form of stock options and the other half was in the form of performance-based restricted stock units.  The aggregate number of stock options and performance-based restricted stock units granted to each named executive officer was based on the named executive officer’s existing equity incentive holdings, level of responsibility within our company, equity ownership in relation to the peer group benchmark, and the Compensation Committee’s subjective assessment of the named executive officer’s individual performance and our overall company performance, in each case without reference to any specific metric.  The stock options are eligible to vest in equal monthly installments over three years.  The restricted stock units are eligible to vest upon achievement of the following milestones: (i) 20% of the units will vest upon achievement of Data Lock for Study 16301; (ii) 30% of the units will vest upon achievement of IV and Oral NDA acceptance; (iii) 50% of the units will vest upon achievement of FDA approval of omadacycline; provided in each case that the applicable performance goal is achieved before the fifth anniversary of the date of grant.

In August 2017, the Compensation Committee granted additional performance-based restricted stock unit awards to certain key employees, including the named executive officers.  The awards will become earned upon the achievement of FDA approval of omadacycline within five years of the date of grant and will vest and become payable upon the first anniversary of such FDA approval. These off-cycle awards reflect an election by the Compensation Committee to accelerate the timing of a portion of the annual equity awards the executives would otherwise receive in early fiscal 2018 to help alleviate the potential golden parachute excise tax exposure to our named executive officers under Section 4999 of the Code and the negative consequences to the Company under Section 280G of the Code.

We did not grant any restricted stock units in fiscal 2017 to our named executive officers subject only to time-based vesting.

Fiscal 2018 Named Executive Officer Compensation

In December 2017, the Compensation Committee set salaries and target fiscal 2018 annual cash incentives for our named executive officers as follows:

Name	2018 Base Salary ($)	2018 Annual Incentive %
Michael F. Bigham	500,000	55
Evan Loh, M.D.	480,000	50
Douglas W. Pagán	367,500	40
William M. Haskel	362,500	40
Adam Woodrow	365,000	40

SUMMARY COMPENSATION TABLE

The following table shows for the years ended December 31, 2017, 2016, and 2015 compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers at December 31, 2017, collectively, our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)		Total ($)
Michael F. Bigham - Chairman and Chief Executive Officer	2017	460,000		—	2,243,750	724,467	264,500	22,166	(5)	3,714,883
	2016	425,000		—	421,500	536,091	212,500	25,933		1,621,024
	2015	348,958		—	1,288,500	1,401,000	150,000	10,852		3,199,310
Evan Loh, M.D. - President, Chief Operating Officer, and Chief Medical Officer (6)	2017	450,000		—	2,034,750	649,522	232,875	20,516	(7)	3,387,664
	2016	415,000		—	316,125	402,068	186,750	19,033		1,338,976
	2015	360,000		—	773,100	840,600	135,000	18,096		2,126,796
Douglas W. Pagán - Chief Financial Officer	2017	352,000		28,336	1,206,125	449,669	113,344	20,705	(8)	2,170,179
	2016	325,000		22,750	337,200	428,873	91,000	19,067		1,223,890
	2015	300,000		65,000	842,450	2,092,800	165,000	17,802		3,483,052
William M. Haskel SVP, General Counsel, Corporate Secretary and Chief Compliance Officer (9)	2017	348,200		28,030	1,007,250	349,743	112,121	22,784	(10)	1,868,128
	2016	336,500		23,555	154,550	196,567	94,220	115,493		920,885
	2015	175,735	(11)	—	515,400	1,859,000	48,750	52,621		2,651,506
Adam Woodrow - Chief Commercial Officer	2017	348,200		28,030	1,243,875	474,651	112,121	14,818	(12)	2,221,695
	2016	335,000		23,450	351,250	446,743	93,800	14,022		1,264,265
	2015	320,000		—	842,450	1,625,485	100,000	13,152		2,901,087

(1)

Amounts shown for fiscal 2017 and 2016 reflect the portion of the bonus paid to each of Messrs. Pagán, Haskel, and Woodrow under our annual cash bonus program attributable to his achievement of individual performance goals as determined by our Compensation Committee.  Amount shown for fiscal 2015 for Mr. Pagán reflects his signing bonus.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers.  Instead, these amounts reflect the aggregate grant date fair value of each restricted stock unit award or performance based restricted stock unit awards computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant).  Assumptions used in the calculation of these amounts are included in Note 13, Stock-Based Compensation, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers.  Instead, these amounts reflect the aggregate grant date fair value of each stock option computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant).  Assumptions used in the calculation of these amounts are included in Note 13, Stock-Based Compensation, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)

Amounts shown in this column reflect the dollar value of annual cash bonus awards earned by our named executive officers based on the achievement of certain pre-established corporate goals.  Mr. Haskel’s fiscal 2015 bonus was pro-rated to reflect his commencement of employment after the start of fiscal 2015.

(5)

Amount shown reflects group life insurance premiums of $5,615 paid by the Company, long-term disability insurance premiums of $2,023 paid by the Company, and matching contributions of $10,800 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees.  In addition, a premium of $3,728 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives.

(6)	Dr. Loh was appointed our Chief Operating Officer as of January 1, 2017.
(7)

Amount shown reflects group life insurance premiums of $4,566 paid by the Company, long-term disability insurance premiums of $2,023 paid by the Company, and matching contributions of $10,800 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees.  In addition, a premium of $3,128 was paid by the Company under a supplemental long-term disability offered to the Company’s executives.

(8)

Amount shown reflects group life insurance premiums of $1,254 paid by the Company, long-term disability insurance premiums of $1,978 paid by the Company, and matching contributions of $10,800 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees.  In addition, a premium of $1,104 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives.  The Company also paid an additional amount of $5,569 to Mr. Pagan as reimbursement for his parking costs.

(9)	Mr. Haskel was appointed our Senior Vice President, General Counsel and Corporate Secretary as of June 29, 2015.
(10)

Amount shown reflects group life insurance premiums of $3,346 paid by the Company, long-term disability insurance premiums of $1,957 paid by the Company, and matching contributions of $10,800 made by the Company under the Company’s 401 (k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees.  In addition, a premium of $2,463 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives.  The Company also paid an additional amount of $4,219 to Mr. Haskel as reimbursement for his parking costs.

(11)	Mr. Haskel’s fiscal 2015 salary was pro-rated to reflect his commencement of employment after the start of fiscal 2015.
(12)

Amount shown reflects group life insurance premiums of $2,061 paid by the Company, long-term disability insurance premiums of $1,957 paid by the Company, and matching contributions of $10,800 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all the Company’s employees.

GRANTS OF PLAN BASED AWARDS

The following table shows grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2017.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)	All other option awards; Number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($) (1)
Michael F. Bigham	2/2/17	—	—	72,500	15.10	724,467
	2/2/17	—	72,500 (2)	—	—	1,094,750
	8/3/17	—	60,000 (3)	—	—	1,149,000
	—	264,500	—	—	—	—
Evan Loh, M.D.	2/2/17	—	—	65,000	15.10	649,522
	2/2/17	—	65,000 (2)	—	—	981,500
	8/3/17	—	55,000 (3)	—	—	1,053,250
	—	232,875	—	—	—	—
Douglas W. Pagán	2/2/17	—	—	45,000	15.10	449,669
	2/2/17	—	45,000 (2)	—	—	679,500
	8/3/17	—	27,500 (3)	—	—	526,625
	—	141,680	—	—	—	—
William M. Haskel	2/2/17	—	—	35,000	15.10	349,743
	2/2/17	—	35,000 (2)	—	—	528,500
	8/3/17	—	25,000 (3)	—	—	478,750
	—	140,151	—	—	—	—
Adam Woodrow	2/2/17	—	—	47,500	15.10	474,651
	2/2/17	—	47,500 (2)	—	—	717,250
	8/3/17	—	27,500 (3)	—	—	526,625
	—	140,151	—	—	—	—

(1)	Reflects the grant date fair value of restricted stock unit awards and stock option awards calculated in accordance with ASC 718.

(2)

This PRSU was awarded under the 2015 Plan and vests as follows: 20% of the PRSUs vested upon achievement of data lock for Study 16301 (oral only ABSSSI), which occurred in July 2017, or the First Milestone; 30% of the PRSUs shall vest upon achievement of IV and oral NDA filing acceptances, which occurred in April 2018, or the Second Milestone; and 50% of the PRSUs shall vest upon FDA approval of omadacycline, or the Third Milestone, provided, that, each of the First Milestone, the Second Milestone and the Third Milestone must occur or have occurred no later than the fifth anniversary of the date of grant for the applicable portion of the PRSUs to vest.

(3)

This PRSU was awarded under the 2015 Plan and vests upon FDA approval of omadacycline, and shall, upon achievement of the Milestone, be eligible to vest as to 100% of the PRSUs subject to the award on the first anniversary of the Milestone achievement date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2017.

		Option Awards					Stock Awards
Name and Principal Position		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Michael F. Bigham - Chairman and Chief Executive Officer	(7)	82,542	39,296	4.30	(1)	6/28/2024	—	—	—	—
	(16)	145,093	—	4.30	(1)	6/28/2024	—	—	—	—
	(17)	145,093	—	4.30	(1)	6/28/2024	—	—	—	—
	(18)	83,333	16,667	25.77		6/29/2025	—	—	—	—
	(19)	—	—	—		—	50,000	1,288,500	—	—
	(20)	36,667	23,333	14.05		2/3/2026	—	—	—	—
	(21)	—	—	—		—	20,000	281,000	—	—
	(24)	20,139	52,361	15.10		2/3/2027	—	—	—	—
	(25)	—	—	—		—	—	—	58,000	875,800
	(26)	—	—	—		—	—	—	60,000	1,149,000
Evan Loh, M.D. - President, Chief Operating Officer and Chief Medical Officer	(2)	18,095	21,384	4.30	(1)	6/28/2024	—	—	—	—
	(3)	78,957	—	4.30	(1)	6/28/2024	—	—	—	—
	(4)	78,957	—	4.30	(1)	6/28/2024	—	—	—	—
	(15)	50,000	10,000	25.77		6/29/2025	—	—	—	—
	(22)	—	—	—		—	30,000	773,100	—	—
	(13)	27,500	17,500	14.05		2/3/2026	—	—	—	—
	(23)	—	—	—		—	15,000	210,750	—	—
	(27)	18,056	46,944	15.10		2/3/2027	—	—	—	—
	(28)	—	—	—		—	—	—	52,000	785,200
	(29)	—	—	—		—	—	—	55,000	1,053,250
Douglas W. Pagán - Chief Financial Officer	(11)	120,000	40,000	24.07		2/3/2025	—	—	—	—
	(10)	—	—	—		—	35,000	842,450	—	—
	(13)	29,333	18,667	14.05		2/3/2026	—	—	—	—
	(14)	—	—	—		—	16,000	224,800	—	—
	(27)	12,500	32,500	15.10		2/3/2027	—	—	—	—
	(28)	—	—	—		—	—	—	36,000	543,600
	(29)	—	—	—		—	—	—	27,500	526,625

William M. Haskel, SVP General Counsel & Corporate Secretary	(12)	81,250	48,750	25.77	6/29/2025	—	—	—	—
	(9)	—	—	—	—	20,000	515,400	—	—
	(13)	13,444	8,556	14.05	2/3/2026	—	—	—	—
	(14)	—	—	—	—	7,334	103,043	—	—
	(27)	9,722	25,278	15.10	2/3/2027	—	—	—	—
	(28)	—	—	—	—	—	—	28,000	422,800
	(29)	—	—	—	—	—	—	25,000	478,750
Adam Woodrow - Chief Commercial Officer	(8)	30,477	11,320	24.07	2/3/2025	—	—	—	—
	(5)	41,797	—	24.07	2/3/2025	—	—	—	—
	(6)	31,348	10,449	24.07	2/3/2025	—	—	—	—
	(10)	—	—	—	—	35,000	842,450	—	—
	(13)	30,556	19,444	14.05	2/3/2026	—	—	—	—
	(14)	—	—	—	—	16,667	234,171	—	—
	(27)	13,194	34,306	15.10	2/3/2027	—	—	—	—
	(28)	—	—	—	—	—	—	38,000	573,800
	(29)	—	—	—	—	—	—	27,500	526,625

(1)

Based in part on an analysis by an independent third-party valuation firm, the Board had determined the fair market value to be $0.29 per share. Upon the closing of the Merger, each share of Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) common stock was exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split). As such, the exercise price of the stock options became $4.30 per share.

(2)

This stock option was granted in June 2014 under the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or the 2014 Plan, and vests monthly over four years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(3)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of ABSSSI. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(4)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(5)

This stock option was granted in February 2015 under the Paratek Pharmaceuticals, Inc. 2006 Equity Incentive Plan, or the 2006 Plan, and 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of ABSSSI. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(6)

This stock option was granted in February 2015 under the under the 2006 Plan, and 25% vested on January 1, 2018 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(7)

This stock option was granted in June 2014 under the 2014 Plan, and originally vested monthly over four years measured from the vesting commencement date. On October 9, 2015, this stock option was amended to conform the award’s vesting schedule to other new hire grants.  Following amendment, 25% of the award would vest on January 1, 2016 with the remainder 75% to vest in a series of thirty-six successive equal monthly installments measured from January 1, 2016. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(8)

This stock option was granted in February 2015 under the 2006 Plan and originally vested monthly over four years measured from the vesting commencement date. On October 9, 2015, this stock option was amended to conform the award’s vesting schedule to other new hire grants.  Following amendment, 25% of the award would vest on January 1, 2016 with the remainder 75% to vest in a series of thirty-six successive equal monthly installments measured from January 1, 2016. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(9)

This RSU was awarded in June 2015 under the 2015 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(10)

This RSU was awarded in February 2015 under the 2006 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(11)

This stock option was granted in February 2015 under the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan, or the 2015 Inducement Plan, and 25% vested on the one-year anniversary of the vesting commencement date, with the remainder to vest in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(12)

This stock option was granted in June 2015 under the 2015 Plan and 25% vested on the one-year anniversary of the vesting commencement date, with the remainder to vest in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(13)

This stock option was granted in February 2016 under the 2015 Plan and vests monthly over three years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(14)

This restricted stock unit award was granted in February 2016 under the 2015 Plan and vests in three equal annual installments commencing on each of the one-year anniversaries of the grant date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(15)

This stock option was granted in June 2015 under the 2015 Plan and vests in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(16)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of ABSSSI. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(17)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of CABP. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(18)

This stock option was granted in June 2015 under the 2015 Plan and vests in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(19)

This RSU was awarded in June 2015 under the 2015 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(20)

This stock option was granted in February 2016 under the 2015 Plan and vests monthly over three years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(21)

This RSU was awarded in February 2016 under the 2015 Plan and vests in three equal annual installments commencing on each of the one-year anniversaries of the grant date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(22)

This RSU was awarded in June 2015 under the 2015 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination or a resignation for good reason, in each case in connection with a change of control.

(23)

This restricted stock unit award was granted in February 2016 under the 2015 Plan and vests in three equal annual installments commencing on each of the one-year anniversaries of the grant date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(24)

This stock option was granted in February 2017 under the 2015 Plan and vests monthly over three years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(25)

This PRSU was awarded in February 2017 under the 2015 Plan and vests as follows: 20% of the PRSUs vested upon achievement of data lock for Study 16301 (oral only ABSSSI), which occurred in July 2017, or the First Milestone; 30% of the PRSUs shall vest upon achievement of IV and oral NDA filing acceptances, which occurred in April 2018, or the Second Milestone; and 50% of the PRSUs shall vest upon FDA approval of omadacycline, or the Third Milestone, provided, that, each of the First Milestone, the Second Milestone and the Third Milestone must occur no later than the fifth anniversary of the date of grant for the applicable portion of the PRSUs to vest.  Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(26)

This PRSU was awarded in August 2017 under the 2015 Plan and vests upon FDA approval of omadacycline, and shall, upon achievement of the Milestone, be eligible to vest as to 100% of the PRSUs subject to the award on the first anniversary of the Milestone achievement date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(27)

This stock option was granted in February 2017 under the 2015 Plan and vests monthly over three years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination or a resignation for good reason, in each case in connection with a change of control.

(28)

This PRSU was awarded in February 2017 under the 2015 Plan and vests as follows: 20% of the PRSUs vested upon achievement of data lock for Study 16301 (oral only ABSSSI), which occurred in July 2017, or the First Milestone; 30% of the PRSUs shall vest upon achievement of IV and oral NDA filing acceptances, which occurred in April 2018, or the Second Milestone; and 50% of the PRSUs shall vest upon FDA approval of omadacycline, or the Third Milestone, provided, that, each of the First Milestone, the Second Milestone and the Third Milestone must occur no later than the fifth anniversary of the date of grant for the applicable portion of the PRSUs to vest.  Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination or a resignation for good reason, in each case in connection with a change of control.

(29)

This PRSU was awarded in August 2017 under the 2015 Plan and shall become earned upon FDA approval of omadacycline, and shall, upon achievement of the Milestone, be eligible to vest as to 100% of the PRSUs subject to the award on the first anniversary of the Milestone achievement date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination or a resignation for good reason, in each case in connection with a change of control.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of performance and time-based restricted stock unit awards during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael F. Bigham - Chairman and Chief Executive Officer	23,255	424,404	24,500	503,400
Evan Loh, M.D. - President, Chief Operating Officer and Chief Medical Officer	39,478	720,474	20,500	428,975
Douglas W. Pagán - Chief Financial Officer	—	—	17,000	339,800
William M. Haskel, SVP General Counsel & Corporate Secretary	—	—	10,666	225,307
Adam Woodrow - Chief Commercial Officer	—	—	17,833	356,978
(1)

Value realized on exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and the closing price of our common stock on the Nasdaq Global Select Market at each time of exercise.

(2)

The value realized on vesting is based on the closing market price per share of our common stock on the Nasdaq Global Select Market on the vesting date, multiplied by the number of restricted stock units that vested.

PENSION BENEFITS

Our named executive officers did not participate in, or otherwise receive any benefits under, any defined benefit pension or retirement plan sponsored by us during fiscal 2017.

NONQUALIFIED DEFERRED COMPENSATION

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during fiscal 2017.

POTENTIAL PAYMENTS UPON A CHANGE OF CONTROL

	Termination of Employment Without Cause/for Good Reason and Change of Control (1)				Termination of Employment Without Cause/for Good Reason and No Change of Control (2)
Name and Principal Position	Pro-Rata Bonus ($) (3)	Salary Continuation ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($) (4)	Pro-Rata Bonus ($) (3)	Salary Continuation ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($) (4)
Michael F. Bigham - Chairman and Chief Executive Officer	264,500	460,000	20,329	4,136,068	264,500	460,000	20,329	4,136,068
Evan Loh, M.D. - President, Chief Operating Officer, and Chief Medical Officer	232,875	450,000	15,589	3,210,441	232,875	450,000	15,589	—
Douglas W. Pagán - Chief Financial Officer	141,680	352,000	20,329	2,212,418	141,680	352,000	20,329	—
William M. Haskel, SVP General Counsel & Corporate Secretary	140,151	348,200	20,329	1,541,698	140,151	348,200	20,329	—
Adam Woodrow - Chief Commercial Officer	140,151	348,200	20,329	2,268,206	140,151	348,200	20,329	—

(1)

Represents amounts payable to each named executive officer under the terms of the executive severance arrangements upon a termination of employment by the Company without cause or by the executive for good reason in connection with a change of control of the Company.  As provided under the terms of the executive severance arrangements, represents the greater of the amount payable under the executive arrangements and the change of control plan on a payment-by-payment and benefit-by-benefit basis.

(2)

Represents amounts payable under the terms of the executive severance arrangements upon a termination of employment by the Company without cause or by the executive for good reason not in connection with a change of control of the Company.

(3)

Bonus amounts assume no bonuses in respect of fiscal 2017 have been paid to the executives as of December 31, 2017 and that all fiscal 2016 bonus amounts have been paid as of such date, in each case, as would be consistent with Paratek’s historical practice.

(4)

With respect to options, reflects in-the-money value of the unvested portion of the named executive officer’s options that have vesting provisions based solely on time, and not performance milestones. The value is calculated by multiplying the number of unvested time-based options subject to accelerated vesting by the excess (if any) of $17.90, the closing price of our common stock on the Nasdaq Global Market on December 29, 2017, over the exercise price of the options. With respect to RSUs and PRSUs, the value is calculated by multiplying the number of unvested RSUs and PRSUs that are eligible to vest by $17.90, the closing price of our common stock on the Nasdaq Global Market on December 29, 2017.

Employment, Severance and Change in Control Agreements

We have employment agreements with each of our current named executive officers.  The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits.  In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.  The key terms of the offer letters are described below; however, the fiscal 2017 base salary and bonus opportunity for each named executive officer can be found above under “Elements of Executive Compensation.” A “qualifying termination” for the purposes of the employment agreements is defined as a termination of the executive officer by us without cause, other than as a result of the executive officer’s death or disability, or the resignation of the executive officer’s employment with us with good reason.

Michael F. Bigham

In June 2014, Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) entered into an offer letter agreement, or the Bigham Agreement, with Mr. Bigham, pursuant to which he commenced employment on an at-will basis as our Chief Executive Officer.  Pursuant to the terms of the Bigham Agreement, Mr. Bigham was to receive an initial annual base salary of $250,000; under the terms of his agreement, Mr. Bigham was only required to devote 50% of his time and attention to Paratek (currently Mr. Bigham devotes approximately 90% of his time to Paratek).  In addition, the Bigham Agreement provides that Mr. Bigham is eligible to earn an annual discretionary performance bonus of up to 50% of his annual base salary.  Upon termination of Mr. Bigham’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation.  Notwithstanding the foregoing sentence, Mr. Bigham’s unvested options will become fully-vested if his employment is terminated.  Upon termination of Mr. Bigham’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation.  In addition, subject to Mr. Bigham’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to twelve months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and 12 months of continued health care insurance coverage.

In February 2015, the Bigham Agreement was amended and restated to set his annual base salary, effective January 1, 2015, at $375,000 and decreased his discretionary performance bonus for the year ending December 31, 2015 from 50% of his base salary to 40% of his base salary.  All other material terms of the Bigham Agreement remained in effect.  The Bigham Agreement was further amended in August 2017 to provide that if any payments or benefits Mr. Bigham receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a full reimbursement by the company of all associated taxes that arise.

Evan Loh, M.D.

In September 2014, Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) entered into an offer letter agreement, or the Loh Agreement, with Dr. Loh, pursuant to which he commenced employment on an at-will basis as our

President and Chief Medical Officer.  Pursuant to the terms of the Loh Agreement, Dr. Loh was to receive an initial annual base salary of $345,000.  In addition, the Loh Agreement provides that Dr. Loh is eligible to earn an annual discretionary performance bonus of up to 30% of his annual base salary.

In February 2015, the Loh Agreement was amended and restated to increase his discretionary performance bonus for the year ending December 31, 2015 from 30% of his base salary to 35% of his base salary.  All other material terms of the Loh Agreement remained in effect.

The Loh Agreement was further amended and restated in June 2017 to provide severance benefits consistent with those of other executive officers.  Upon termination of Dr. Loh’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Dr. Loh’s options will terminate, as to all unvested shares, as of his termination date.  Upon termination of Dr. Loh’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Dr. Loh’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

The Loh Agreement was further amended in August 2017 to provide that if any payments or benefits Dr. Loh receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a full reimbursement by the company of all associated taxes that arise.

Douglas W. Pagán

In November 2014, we entered into an offer letter agreement with Mr. Pagán, or the Pagán Agreement, pursuant to which he commenced employment on an at-will basis as our Chief Financial Officer.  Pursuant to the terms of the Pagán Agreement, Mr. Pagán was to receive an initial annual base salary of $300,000 and was eligible to earn a signing bonus of $65,000.  In addition, the Pagán Agreement provides that Mr. Pagán is eligible to earn an annual discretionary performance bonus of up to 30% of his annual base salary.  Upon termination of Mr. Pagán’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Pagán’s options will terminate, as to all unvested shares, as of his termination date.  Upon termination of Mr. Pagán’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation.  In addition, subject to Mr. Pagán’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

In February 2015, Mr. Pagán was granted options for 160,000 shares of common stock (of which 25% vested after twelve months of service and the remaining 75% vests monthly over three years) and RSUs for 35,000 shares of common stock (which vest three years from the date of grant), in each case subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

The Pagán Agreement was amended in August 2017 to provide that if any payments or benefits Mr. Pagán receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a reimbursement by the company of all associated taxes that arise, subject to a cap of $2.5 million through March 31, 2020 and a cap of $1.5 million thereafter.

Adam Woodrow

In August 2014, we entered into an offer letter agreement with Mr. Woodrow, or the Woodrow Agreement, pursuant to which he commenced employment on an at-will basis as our Chief Commercial Officer, or CCO.  Pursuant to the terms of the Woodrow Agreement, Mr. Woodrow was to receive an initial annual base salary of $320,000.  In addition, the Woodrow Agreement provides that Mr. Woodrow is eligible to earn an annual discretionary performance bonus of up to 30% of his annual base salary.

The Woodrow Agreement was amended and restated in June 2017 to provide severance benefits consistent with those of other executive officers.  Upon termination of Mr. Woodrow’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Woodrow’s options will terminate, as to all unvested shares, as of his termination date.  Upon termination of Mr. Woodrow’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation.  In addition, subject to Mr. Woodrow’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

In February 2015, Mr. Woodrow was granted options for 125,391 shares of common stock (the options vest, subject to his continued service with the Company, in three equal tranches of 41,797 options shares each).  The first tranche of options shall vest monthly in equal installments over a forty-eight (48)-month period commencing on January 1, 2015, and the other two tranches shall vest in part based on performance milestones, as specified by the Board.  Mr. Woodrow was also granted RSUs for 35,000 shares of common stock (which vest three years from the date of grant), in each case subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

  The Woodrow Agreement was further amended in August 2017 to provide that if any payments or benefits Mr. Woodrow receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a reimbursement by the company of all associated taxes that arise, subject to a cap of $2.5 million through March 31, 2020 and a cap of $1.5 million thereafter.

William M. Haskel

In June 2015, we entered into an offer letter agreement with Mr. Haskel, or the Haskel Agreement, pursuant to which he commenced employment on an at-will basis as our Senior Vice President, General Counsel, and Secretary. Pursuant to the terms of the Haskel Agreement, Mr. Haskel was to receive an initial annual base salary of $325,000.  In addition, the Haskel Agreement provides that Mr. Haskel is eligible to earn an annual discretionary performance bonus with a target of 30% of his annual base salary. Upon termination of Mr. Haskel’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Haskel’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Haskel’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Haskel’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and 12 months of continued health care insurance coverage.  Mr. Haskel was also eligible to receive relocation benefits up to a maximum of $150,000 in reimbursements, provided that he completed the relocation of his household and residence from New Jersey to the Boston area within nine months of his start date with Paratek.  Paratek agreed to revisit in good faith the actual amount of reimbursement with Mr. Haskel and the nine-month period necessary to close the sale of his current household if, as and when needed.  In the event Mr. Haskel voluntarily terminated his employment within 18 months after payment of any relocation expenses, Mr. Haskel would have been required to repay the total relocation expenses to the Company on or before his termination date.

In June 2015, Mr. Haskel was granted options for 130,000 shares of common stock (of which 25% vested after 12 months of service and the remaining 75% vests monthly thereafter over a 36-month period) and RSUs for 20,000 shares of common stock (of which 100% vest three years from the date of grant), in each case subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

  The Haskel Agreement was further amended in August 2017 to provide that if any payments or benefits Mr. Haskel receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a reimbursement by the company of all associated taxes that arise, subject to a cap of $2.5 million through March 31, 2020 and a cap of $1.5 million thereafter.

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) or Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our chief executive officer, Mr. Bigham, and the ratio of these two amounts. For 2017, our last completed fiscal year:

•	The annual total compensation for our median employee, excluding Mr. Bigham, was $206,453; and
•	Mr. Bigham’s annual total compensation, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $3,714,883.

Based on this information for 2017, we estimate that the ratio of the annual total compensation of Mr. Bigham to the median annual total compensation of all employees was approximately 18 to 1.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, and the methodology described below. The SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices.  As a result, the pay ratio reported by other companies may not be comparable to the pay ratio for Paratek.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and Mr. Bigham, we took the following steps:

•

We determined that, as of December 31, 2017 our employee population consisted of approximately 71 individuals, all located in the United States. This population consisted of our full- and part-time employees. We selected December 31, 2017 as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient and economical manner.

•

To identify the median employee from our employee population, we compared the amount of salary and wages (including cash bonuses and incentives) of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017. In making this determination, we annualized the compensation of approximately 23 full-time employees who were hired in 2017 but did not work for us for the entire fiscal year.

•

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.  Because all employees are located in the United States, as is Mr. Bigham, we did not make any cost-of-living adjustments in identifying the median employee.

•

Once we identified our median employee, we combined all elements of such employee’s compensation for 2017 in accordance with applicable SEC rules, resulting in annual total compensation of $206,453. The difference between such employee’s annual total compensation as used for purposes of determining our median employee and as used for purposes of determining our CEO pay ratio was approximately $19,000, which includes the grant date fair value of stock options.

•	With respect to the annual total compensation of Mr. Bigham, we used the amount reported in the “Total” column of the Summary Compensation Table for 2017.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Franson, Ms. Peterson and Mr. Radie. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at the “Investors” section of our website at www.paratekpharma.com. The Nominating and Corporate Governance Committee held three meetings during the year ended December 31, 2017.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors;
•	annual evaluation of the performance of our Board of Directors and of individual directors;
•	considering and making recommendations to our Board of Directors regarding the composition of the committees of the Board of Directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	reviewing management succession plans;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and related matters; and
•	annual evaluation of the performance of management of the Company.

When considering candidates for director, the Nominating and Corporate Governance Committee considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Paratek, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having personal integrity and ethics, and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Paratek and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Paratek, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Paratek during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted the Paratek Code of Business Conduct and Ethics, or the Code, that applies to all officers, directors, employees and consultants to the Company. The Code is available on our website at the “Investors” section of our website at www.paratekpharma.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CERTAIN INFORMATION WITH RESPECT TO OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 31, 2018.

Name	Age	Position
Michael F. Bigham	60	Chief Executive Officer and Chairman of the Board
Evan Loh, M.D.	59	President, Chief Operating Officer, Chief Medical Officer and Director
William M. Haskel	57	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Douglas W. Pagán	46	Chief Financial Officer
Adam Woodrow	51	Chief Commercial Officer

Mr. Bigham’s biography is included above under the section titled “Proposal 1 – Election of Directors”.

Dr. Loh’s biography is included above under the section titled “Proposal 1 – Election of Directors”.

William M. Haskel. Mr. Haskel joined Paratek in June 2015 as our Senior Vice President, General Counsel and Corporate Secretary. From 2011 until March 2015, Mr. Haskel served as the Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Cambrex Corporation, where he reported to the CEO, and was a member of core management committees. In his role at Cambrex Corporation, Mr. Haskel provided counsel to the board of directors, CEO, and senior management, and was responsible for the global law function as well as overseeing Global Regulatory and Quality Affairs, and Environment, Health and Safety and was a principal adviser for Board, Governance, M&A, Securities and Corporate matters. Previously, Mr. Haskel enjoyed an 18-year career of progressive responsibilities at Wyeth, which was acquired by Pfizer in 2009 in a transaction valued at $68 billion. Mr. Haskel served as Vice President and Associate General Counsel-Corporate where he was an advisor to executive management and managed a group of 33 employees/19 lawyers across corporate and pharmaceutical division headquarters, and led legal teams on a series of complex multi-billion dollar global transactions that drove the Company's transition from a diversified holding company to a focused health care company. Mr. Haskel also served as Vice President, Global Administration where he led a newly formed global department charged with designing and executing global strategies to capture cost savings and business efficiencies in light of the new health care environment. During this time, Mr. Haskel also served as Advisor for the Pfizer Transaction and was a leader of the integration of Wyeth into Pfizer. Earlier at Wyeth, Mr. Haskel was selected to be the Assistant Vice President, Planning; Assistant to the Chairman, President and CEO; and Secretary of Wyeth Management Committee. Earlier in his career, Mr. Haskel was a corporate associate at the law firms Hale & Dorr (now WilmerHale) in Boston, and Olwine, Connelly, Chase, O'Donnell & Weyher in New York City. He received his J.D. from George Washington University Law School; his B.A. from Franklin and Marshall College; and has bar admissions in New York State; Commonwealth of Massachusetts; and the United States District Court (District of Massachusetts).

Douglas W. Pagán. Mr. Pagán joined Paratek in December 2014 as our Chief Financial Officer. He most recently served as Vice President, Finance at Acceleron Pharma Inc., or Acceleron, which he joined in 2008. There, he was responsible for strategic and financial planning, accounting, SEC reporting, treasury and financial operations, including undertaking a significant role in the company’s Initial Public Offering. Prior to working at Acceleron, Mr. Pagán served in strategic and financial management roles at Biogen Idec and Bristol-Myers Squibb. Previously, Mr. Pagán worked in healthcare investment banking at J.P. Morgan, as well as pharmaceutical operational roles at Johnson & Johnson. Mr. Pagán received his B.S.E. in Chemical Engineering from Princeton University and his M.B.A. from Columbia Business School.

Adam Woodrow. Mr. Woodrow joined Paratek in October 2014 as our Vice President and Chief Commercial Officer. From October 2009 until September 2014, Mr. Woodrow worked for Pfizer Inc. in various strategic and operational commercial roles. There, he had a worldwide responsibility for Global Strategic Marketing, New Business Development and Early Commercial Development for Pfizer Specialty Products. Mr. Woodrow’s portfolio included inflammation, anti-infectives, antifungals, hemophilia, endocrinology, neurology and rare diseases. Mr. Woodrow’s early commercial work focused on inflammation, neuroscience, hematology, renal and rare diseases. Mr. Woodrow joined Pfizer from Wyeth Pharmaceuticals, or Wyeth, where he was Vice President and Global Business Manager for Enbrel. In his 10 years at Wyeth, Mr. Woodrow held senior marketing and sales positions in the United States and in his native United Kingdom. Prior to joining Wyeth, Mr. Woodrow held sales and marketing positions with Bayer Pharmaceuticals. In his career in the pharmaceutical industry, Mr. Woodrow has worked with several non-profit societies and organizations such as the Hemophilia Society, the Primary Immune Deficiency Society, the Prostate Cancer Support Association and has served on the board of the New York Chapter of the Arthritis Foundation. Mr. Woodrow received his B.S. in Industrial Chemistry with a specialization in Pharmaceutical Medicine from the University of Wales College of Cardiff.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2018 by:

•	each director and nominee for director;
•	each of the executive officers named in the Summary Compensation Table;
•	all executive officers and directors of Paratek as a group; and
•	all those we know to be beneficial owners of more than 5% of our common stock.

The number of shares owned, total shares beneficially owned and the percentage of common stock beneficially owned below is based on total of 31,596,149 shares of common stock outstanding as of April 15, 2018.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2018, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Unless otherwise indicated in the footnotes, the address for each stockholder listed is: c/o Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

	Number of shares beneficially owned (1)(2)	Percentage owned
5% Stockholders
Entities affiliated with Omega Funds (3)	2,600,410	8.2%
Baupost Group Securities, L.L.C (4)	2,394,498	7.6%
Blackrock, Inc. (5)	1,903,651	6.0%

Directors and Named Executive Officers
Michael F. Bigham (6)	670,216	2%
Evan Loh, M.D. (7)	460,934	*
Douglas W. Pagán (8)	233,833	*
William M. Haskel (9)	146,389	*
Adam Woodrow (10)	228,336	*
Timothy R. Franson, M.D. (11)	44,556	*
Rolf Hoffmann (12)	11,000	*
Thomas J. Dietz, Ph.D (13)	48,997	*
Robert S. Radie (14)	42,667	*
Jeffrey Stein, Ph.D (15)	45,667	*
Kristine Peterson (16)	28,667	*
All executive officers and directors as a group (17)	1,961,262	6.2%

*	Represents beneficial ownership of less than 1% of the shares of common stock, if applicable.
(1)

This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC and otherwise available.

(2)	Includes shares issuable pursuant to stock options and warrants exercisable within 60 days of April 15, 2018.
(3)

Based on information provided by Omega Fund III GP, L.P., or Omega III GP LP, is the general III, L.P., or Omega III, on a Schedule 13D filed on March 10, 2017. Consists of 1,191,448 shares held directly by Omega Fund III, L.P., or Omega III, 635,572 held directly by K/S Danish BioVenture, or Danish BV, and 779,802 shares held directly by Omega Fund IV, L.P, or Omega IV. Also included in the above stated figures are 4,083 shares issuable to Omega III and 2,329 shares issuable to Danish BV upon exercise of warrants exercisable within 60 days of April 15, 2018. Omega Fund III GP, L.P., or Omega III GP LP, is the general partner of Omega III. Omega Fund III G.P., Ltd., or Omega III GP Ltd, is the general partner of Omega III GP LP. Clessidra, LLC, or Clessidra, is the sole shareholder of Omega III GP Ltd. Otello

Stampacchia is the sole shareholder of Clessidra. Kris Allen and Martin Mullins are all the directors of Omega III GP Ltd. Mr. Allen and Mr. Mullins have shared voting and investment power over the shares held by Omega III.  Danish BioVenture General Partner ApS, or Danish BioVenture GP, is the general partner of Danish BV. Mr. Stampacchia, Richard J. Lim and Anne-Mari Paster are all the shareholders and directors of Danish BioVenture GP and have shared voting and investment power over the shares held by Danish BV.  Omega Fund IV GP, L.P., Omega IV GP LP”,is the general partner of Omega IV. Omega Fund IV G.P. Manager, Ltd., or Omega IV GP Manager is the general partner of Omega IV GP LP. Mr. Stampacchia, Mr. Lim and Ms. Paster are all the shareholders and directors of Omega IV GP Manager and have shared voting and investment power over the shares held by Omega IV.  The address of Omega III, Omega III GP LP, Omega III GP Ltd, Mr. Allen and Mr. Mullins is 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY1 2HL, Channel Islands, UK. The address of Omega IV, Omega IV GP LP, Omega IV GP Ltd, Clessidra, Mr. Lim, Mr. Stampacchia and Mr. Paster is 185 Dartmouth Street, Suite 502, Boston, MA. The address of Danish BV and Danish BioVenture GP is c/o Gorrissen Federspiel, 12 H.C. Andersens Blvd, Copenhagen, Denmark.

(4)   Based upon information provided by The Baupost Group, L.L.C., or Baupost, in a Schedule 13G filed on February 13, 2018, reporting as of December 31, 2017. Baupost is a registered investment adviser and acts as the investment adviser and general partner to various private investment limited partnerships, SAK Corporation, as the Manager of Baupost, and Mr. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Exchange Act of the securities beneficially owned by Baupost. Securities reported on Schedule 13G as being beneficially owned by Baupost were purchased on behalf of certain of such partnerships.  Baupost Group Securities, L.L.C., or BGS, is a nominee of Baupost used to transact in securities on behalf of the investment limited partnerships. BGS has no voting or investment power with respect to such securities. None of the investment limited partnerships owns greater than 5% of any class of voting securities. SAK Corporation is the manager of Baupost, and Mr. Seth A. Klarman is the sole director of SAK Corporation. Mr. Klarman and SAK Corporation disclaim beneficial ownership of the securities. The principal business address for Baupost, BGS, SAK Corporation, Mr. Klarman and the investment limited partnerships is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(5)

Based upon information provided by Blackrock, Inc., or Blackrock, in a Schedule 13G filed on January 29, 2018, reporting as of December 31, 2017. Blackrock is a corporation duly organized under the laws of the State of Delaware with a principal business address of 55 East 52nd Street, New York, NY 10055.

(6)

Consists of 103,240 beneficial shares held by Mr. Bigham and 566,976 shares issuable to Mr. Bigham upon exercise of options exercisable within 60 days of April 15, 2018. Mr. Bigham has no voting or dispositive power with regard to any of the above referenced shares held by entities affiliated with ABV VI and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Consists of 152,834 beneficial shares held by Dr. Loh and 308,100 shares issuable to Dr. Loh upon exercise of options exercisable within 60 days of April 15, 2018.
(8)	Consists of 39,833 beneficial shares held by Mr. Pagán and 194,000 shares issuable to Mr. Pagán upon exercise of options exercisable within 60 days of April 15, 2018.
(9)	Consists of 18,930 beneficial shares held by Mr. Haskel and 127,459 shares issuable to Mr. Haskel upon exercise of options exercisable within 60 days of April 15, 2018.
(10)	Consists of 49,040 beneficial shares held by Mr. Woodrow and 179,296 shares issuable to Mr. Woodrow upon exercise of options exercisable within 60 days of April 15, 2018.
(11)	Consists of 6,000 beneficial shares held by Dr. Franson and 38,556 shares issuable to Dr. Franson upon exercise of options exercisable within 60 days of April 15, 2018.

(12)   Consists of 11,000 shares issuable to Mr. Hoffmann upon exercise of options exercisable within 60 days of April 15, 2018.

(13)	Consists of 9,330 beneficial shares held by Dr. Dietz and 39,667 shares issuable to Dr. Dietz upon exercise of options exercisable within 60 days of April 15, 2018.
(14)	Consists of 3,000 beneficial shares held by Mr. Radie and 39,667 shares issuable to Mr. Radie upon exercise of options exercisable within 60 days of April 15, 2018.

(15)   Consists of 6,000 beneficial shares held by Dr. Stein and 39,667 shares issuable to Dr. Stein upon exercise of options exercisable within 60 days of April 15, 2018.

(16)   Consists of 6,000 beneficial shares held by Ms. Peterson and 22,667 shares issuable to Ms. Peterson upon exercise of options exercisable within 60 days of April 15, 2018.

(17)

Includes 394,207 of beneficial shares held by all executive officers, 1,567,055 shares issuable to all executive officers and directors upon exercise of options exercisable within 60 days of April 15, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Paratek. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2017 certain information with respect to the compensation of our non-employee directors:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Current Non-Employee Directors
Thomas J. Dietz, Ph.D. (2)	89,000	90,600	59,956	239,556
Timothy R. Franson, M.D. (2)	55,500	90,600	59,956	206,056
Richard J. Lim (3)	—	—	—	—
Kristine Peterson (4)	57,000	90,600	59,956	207,556
Robert S. Radie (2)	59,000	90,600	59,956	209,556
Jeffery Stein, Ph.D. (2)	64,500	90,600	59,956	215,056

(1)

The amounts reported represent the grant date fair value of the stock options and restricted stock units granted to our non-employee directors during 2017 as computed in accordance with FASB ASC Topic 718. See Note 13, Stock-Based Compensation, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.  Note that the amounts reported in this column reflect the accounting cost for these grants, and do not correspond to the actual economic value that may be received by the named executive officers from the exercise of the options or vesting of the restricted stock units.

(2)	As of December 31, 2017, each Director had 38,000 stock options and 6,000 restricted stock unit awards outstanding.
(3)	Mr. Lim had no equity awards outstanding as of December 31, 2017.

(4)     Ms. Peterson had 26,000 stock options and 6,000 restricted stock unit awards outstanding.

Non-Employee Director Compensation Policy

2017 Policy

In December 2016, the Board of Directors adopted a non-employee director compensation policy, effective January 1, 2017, or the 2017 Policy, that described the eligibility of non-employee directors to receive compensation for service on our Board of Directors and committees of our Board of Directors.

Cash Compensation

During 2017, each non-employee director received an annual cash retainer of $45,000 for serving on the Board of Directors, and the chairperson and members of the three standing committees of Board of Directors were entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	18,000	7,500
Compensation Committee	12,000	6,000
Nominating and Corporate Governance Committee	8,000	4,500

Equity Compensation

Under the 2017 Policy, each person initially appointed or elected to the Board of Directors in 2017 was eligible to receive a grant of stock options to purchase 10,000 shares of our common stock, which would vest l/36th of the shares subject to the option on a monthly basis, and a grant of 10,000 restricted stock units, which would vest in equal installments on each of the first three anniversaries of the grant date.  In addition, for each subsequent year, each continuing non-employee director was eligible to receive an annual option grant to purchase 6,000 shares of our common stock, which would vest 1/12th of the shares subject to the option on a monthly basis, and an annual grant of 6,000 restricted stock units, which would cliff vest in full on the first anniversary of the grant date. The 2017 Policy provided that the annual option grant is prorated when granted to any non-employee director that becomes a non-employee director during the fiscal year, based on the portion of the fiscal year that the director served on the Board of Directors. Furthermore, the 2017 Policy provided that the options are granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant.

In February 2017, pursuant to the 2017 Policy, we granted each of Dr. Dietz, Dr. Franson, Mr. Radie, Dr. Stein and Mrs. Peterson a stock option to purchase 6,000 shares of common stock with an exercise price of $15.10 per share, which was equal to the closing price of our common stock as reported on the Nasdaq Global Market on the date of grant.  Each stock option award vested as to 1/12th of the shares subject to the option on a monthly basis.  In addition, we granted each of Dr. Dietz, Dr. Franson, Mr. Radie, Dr. Stein and Mrs. Peterson a restricted stock unit award of 6,000 shares of common stock.  Each restricted stock unit award vested 100% on the first anniversary of the grant date.

2018 Policy

In December 2017, the Board of Directors adopted an updated non-employee director compensation policy, effective January 1, 2018, or the 2018 Policy, that described the eligibility of non-employee directors to receive compensation for service on our Board of Directors and committees of our Board of Directors. The 2018 Policy is substantially similar to the 2017 Policy, except that, with respect to cash compensation, under the 2018 Policy, the chairperson of the Audit Committee is entitled to an annual cash retainer of $20,000, the chairperson of the Compensation Committee is entitled to an annual cash retainer of $15,000 and the chairperson of the Nominating and Corporate Governance Committee is entitled to an annual cash retainer of $10,000. Furthermore, with respect to equity compensation, under the 2018 Policy, each person who is initially appointed or elected to the Board of Directors is eligible to receive a grant of stock options to purchase 10,000 shares of our common stock, which will vest l/36th of the shares subject to the option on a monthly basis, and a grant of 15,000 restricted stock units, which will vest in equal installments on each of the first three anniversaries of the grant date. In addition, under the 2018 Policy, for each subsequent year, each continuing non-employee director is eligible to receive an annual option grant to purchase 5,000 shares of our common stock, which will vest 1/12th of the shares subject to the option on a monthly basis, and an annual grant of 7,500 restricted stock units, which will cliff vest in full on the first anniversary of the grant date.

TRANSACTIONS WITH RELATED PARTIES

Described below are any transactions occurring since January 1, 2017 and any currently proposed transactions to which we were or are a party and in which:

•	The amounts involved exceeded or will exceed $120,000; and
•

A director (or nominee for director), executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, which provide for the advancement of expenses under certain conditions and requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Affiliations with Principal Stockholders

Richard J. Lim, served as a member of our Board of Directors from October 2014 until April 2018 while also serving as a General Partner at Omega Funds, which is an affiliate of K/S Danish Bioventure and Omega Fund III, L.P., which, in the aggregate, is a holder of approximately 10% of Paratek’s outstanding capital stock as of April 15, 2018. Mr. Lim is also one of the members of the investment committee of Omega Funds and a director of K/S Danish Bioventure.

Michael F. Bigham, our Chairman and Chief Executive Officer, provides consulting services as an Executive Partner to Abingworth Management Inc. and Abingworth LLP, an affiliate of Abingworth Bioventures VI LP, which is a holder of approximately 5% of Paratek’s outstanding capital stock as of April 15, 2018.

Consulting Agreement

Prior to his appointment as director, we entered into a Consulting Agreement, dated June 1, 2017, with Rolf Hoffmann (the “Consulting Agreement”) for a term of one year, pursuant to which the Company agreed to pay Mr. Hoffmann $40,000 and reimburse pre-approved expenses in connection with the provisions of consulting and advisory services by Mr. Hoffmann. Additionally, pursuant to the Consulting Agreement, and the Company’s 2015 Equity Incentive Plan, the Company granted Mr. Hoffmann (i) stock options to purchase 12,000 shares of the Company’s common stock and (ii) restricted stock units representing 3,500 shares of the Company’s common stock.

Policy for Approval of Related Person Transactions

We have a related person transaction policy under our Code of Business Conduct and Ethics that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $25,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee will consider all relevant facts and circumstances deemed relevant by and available to the Audit Committee and will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Paratek stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Paratek. Direct your written request to Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston Massachusetts 02116, or telephone (617) 807-6600. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Policy Regarding Shareholder Communications with Directors

Shareholders and other interested parties may communicate directly with the Board of Directors by writing to:

Board of Directors

c/o Corporate Secretary

Paratek Pharmaceuticals, Inc.

75 Park Plaza, 4th Floor

Boston, Massachusetts 02116

The Corporate Secretary will forward such communications to the Board of Directors at or prior to the next meeting of the Board.

Shareholders and other interested parties wishing to communicate only with the independent directors, specific committees or an individual director should address their communications to such committee or director(s), care of the Corporate Secretary.  These communications will be handled by the Corporate Secretary and forwarded to the applicable director(s) and/or committee(s) at or prior to the next meeting of such director(s).

The Board of Directors or the recipient directors will determine, in their sole discretion, how any such communications will be reviewed and considered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Directions to Annual Meeting

Sunroad Corporate Centre

4445 Eastgate Mall, Suite 200

San Diego, California, 92121.

DRIVING DIRECTIONS

•	Get on I-5 N from Airport Terminal Rd, N Harbor Dr, W Laurel St and India St
•	Head northwest on Airport Terminal Rd
•	Keep right to stay on Airport Terminal Rd
•	Use the left lane to turn slightly left to stay on Airport Terminal Rd
•	Slight left to stay on Airport Terminal Rd
•	Continue straight
•	Turn left onto N Harbor Dr
•	Use the left 2 lanes to turn left onto W Laurel St
•	Use the left 2 lanes to turn left onto India St
•	Use the left 2 lanes to take the ramp onto I-5 N
•	Follow I-5 N to Genesee Ave. Take exit 29 from I-5 N
•	Merge onto I-5 N
•	Take exit 29 for Genesee Ave
•	Continue on Genesee Ave. Drive to Eastgate Mall
•	Use the right 2 lanes to turn right onto Genesee Ave
•	Use the left 2 lanes to turn left onto Eastgate Mall

By Order of the Board of Directors

William M. Haskel

Corporate Secretary

April 27, 2018

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Paratek under the Exchange Act of 1933 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Appendix A

PARATEK PHARMACEUTICALS, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE OF PLAN

The Paratek Pharmaceuticals, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to enable eligible employees of Paratek Pharmaceuticals, Inc. (“Paratek”) and such of its Subsidiaries as the Board of Directors of Paratek (the “Board”) may from time to time designate (Paratek and such Subsidiaries being hereinafter referred to as the “Company”) to use payroll deductions to purchase shares of common stock, $0.001 par value, of Paratek (“Stock”), and thereby acquire an interest in the future of Paratek.  For purposes of the Plan, a “Subsidiary” is any corporation that would be treated as a subsidiary of Paratek under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan is intended to qualify under Section 423 of the Code and will be construed accordingly.

2.	OPTIONS TO PURCHASE STOCK

Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for sale pursuant to the exercise of options (“Options”) granted under the Plan to employees of the Company (“Employees”) who meet the eligibility requirements set forth in Section 3 hereof (“Eligible Employees”) is 943,294 shares of Stock.  The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine.

3.	ELIGIBLE EMPLOYEES

Subject to the exceptions and limitations set forth below, each Employee will be eligible to participate in the Plan.

1.

The following categories of Employees will not be eligible to participate in the Plan: (i) Employees whose customary employment for the Company is twenty (20) hours or less per week, and (ii) Employees whose customary employment for the Company is for not more than five (5) months in any calendar year.

2.

Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

3.

No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the employer corporation and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

4.	METHOD OF PARTICIPATION

The periods May 15 to November 14 and November 15 to May 14 of each year will be termed “Option Periods”.  Except as provided in Section 11, each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, by such deadline prior thereto as the Board may specify (the “Enrollment Deadline”), a payroll deduction authorization in accordance with Section 5.  Such Employee will thereby become a participant (“Participant”) on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

5.	PAYROLL DEDUCTION

Each payroll deduction authorization will request withholding at a percentage of Compensation per payroll period within a range specified by the Board for the applicable Option Period, or if no such range is specified by the Board, from 1% to 15% of Compensation.  Withholding will be accomplished by means of payroll deductions from payroll periods ending in the Option Period.  For purposes of the Plan, “Compensation” means “Compensation” as defined in the Paratek Pharmaceuticals, Inc. Profit Sharing

401(k) Plan, as may be amended from time to time.  A Participant may not increase or decrease his or her withholding rate during an Option Period, but may withdraw his or her participation in an Option Period in accordance with Section 11.  A Participant may change his or her withholding rate for subsequent Option Periods by filing a new payroll deduction authorization with the Company on or before the Enrollment Deadline for the Option Period for which the change is to be effective.  All amounts withheld in accordance with a Participant’s payroll deduction authorization will be credited to a withholding account maintained in the Participant’s name on the books of the Company.  Amounts credited to the withholding account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

6.	GRANT OF OPTIONS

Each person who is a Participant on the first day of an Option Period will be granted, as of such day and for such Period, an Option entitling the Participant to acquire shares of Stock equal in number to the lesser of:

1.	the whole number (disregarding any fractional share amount) determined by dividing $12,500 by the fair market value of one share of Stock on the first day of the Option Period; and
2.

the whole number (disregarding any fractional share amount) determined by dividing (i) the balance credited to the Participant’s withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under Section 7.

The Board will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient.  Option grants under this Section 6 will be automatic and need not be separately documented.

7.	PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock on (a) the date of grant of the Option or (b) the date on which the Option is deemed exercised, whichever is less.  If the shares of Stock are traded on a national exchange or trading system (including the Nasdaq Global Market), the fair market value for any day will mean the reported closing price of the Stock for such day; provided, that if such day is not a trading day, fair market value will mean the reported closing price of the Stock for the immediately preceding day that is a trading day.  If the shares of Stock are not traded on an exchange or trading system, the fair market value of such Stock on such date will be established in a manner determined in good faith by the Board.

8.	EXERCISE OF OPTIONS

If any Employee is a Participant in the Plan on the last day of an Option Period, he or she will be deemed to have exercised the Option granted to him or her for that Period.   Upon such exercise, the Company will apply the balance of the Participant’s withholding account  to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter will evidence the transfer of shares or will deliver the shares to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued; provided, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the Account and carried over to the next Period.

Notwithstanding anything herein to the contrary, the Company’s obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Paratek with other applicable legal requirements in effect from time to time.

9.	INTEREST

No interest will be payable on withholding accounts.

10.	TAXES

Payroll deductions are made on an after-tax basis.  If the Company determines that the exercise of an Option or the disposition of shares following the exercise of an Option could result in employment tax liability, the Company may, as a condition of exercise, make such provision as it deems necessary to provide for the remittance by the Participant of employment taxes required to be paid in connection with such exercise or disposition of shares.

11.	CANCELLATION AND WITHDRAWAL

A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Option by written notice delivered to the Company.  Upon such cancellation, the balance in the Participant’s withholding account will be returned to the Participant.

A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date.  Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last day of an option period will be deemed to have canceled his or her Option.

A Participant who makes a hardship withdrawal from a Company savings plan qualifying under Section 401(k) of the Code (a “401(k) Plan”) will be deemed to have terminated his or her payroll deduction authorization as of the date of such hardship withdrawal, will cease to be a Participant as of such date, and will be deemed to have canceled his or her Option.  An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in the Plan until the first Option Period that begins six months after the date of his or her hardship withdrawal.

12.	TERMINATION OF EMPLOYMENT

Except as otherwise provided in Section 13, upon the termination of a Participant’s employment with the Company for any reason, he or she will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned, and he or she will have no further rights under the Plan.

13.	DEATH OF PARTICIPANT

A Participant may elect that if death should occur during an Option Period the balance, if any, of the Participant’s withholding account at the time of death will be applied at the end of the Period to the exercise of the Participant’s Option and the shares thereby purchased under the Option (plus any balance remaining in the Participant’s withholding account) will be delivered to the Participant’s beneficiary or beneficiaries.  If the Participant has more than one beneficiary, the Company will determine the allocation among them and its determination will be final and binding on all persons.  Except as otherwise determined by the Board (which may establish a procedure for the designation of beneficiaries under the Plan), a Participant’s beneficiary(ies) for purposes of the Plan will be (i) such person or persons as are treated as the Participant’s beneficiary(ies) for purposes of the Company group life insurance plan applicable to the Participant, or (ii) in the absence of any beneficiary determined under clause (i) or other designated beneficiary, the Participant’s estate.

14.	EQUAL RIGHTS; PARTICIPANT’S RIGHTS NOT TRANSFERABLE

All Participants granted Options under the Plan with respect to any Option Period will have the same rights and privileges.  Each Participant’s rights and privileges under any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and except as provided in Section 13 above may not be sold, pledged, assigned, or transferred in any manner.  In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant’s rights under the Plan will terminate.

15.	EMPLOYMENT RIGHTS

Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge any Employee at any time.

16.	CHANGE IN CAPITALIZATION, MERGER

In the event of any change in the outstanding Stock of Paratek by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted.

In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of Paratek, or a merger or similar transaction in which Paratek is not the surviving corporation or which results in the acquisition of Paratek by another person, the Board will (i) if Paratek is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or a substitute Option granted by the acquiror or successor corporation or a parent or subsidiary of the acquiror or successor corporation, (ii) cancel each Option and return the balances in Participants’ withholding accounts to the Participants, or (iii) pursuant to Section 18, end the Option Period on or before the date of the proposed sale or merger.

17.	ADMINISTRATION OF PLAN

The Plan will be administered by the Board, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable.  References in the Plan to the Board will include the Board’s delegates to the extent of any delegation by the Board to such delegates of administrative responsibilities hereunder.

The Board may specify the manner in which employees are to provide notices and payroll deduction authorizations.  Notwithstanding any requirement of “written notice” herein, the Board may permit employees to provide notices and payroll deduction authorizations electronically.

18.	AMENDMENT AND TERMINATION OF PLAN

Paratek reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code and the regulations thereunder will have no force or effect unless approved by the stockholders of Paratek within twelve months before or after its adoption.

The Plan may be suspended or terminated at any time by the Board.  In connection therewith, the Board may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of the applicable Option Period as determined under Section 4 above or on such earlier date as the Board may specify (in which case such earlier date will be treated as the last day of the applicable Option Period).

19.	APPROVAL OF STOCKHOLDERS

The Plan and the exercisability of Options granted hereunder will be subject to the approval of the stockholders of Paratek obtained within twelve months before or after the date the Plan is adopted by the Board.

PARATEK PHARMACEUTICALS, INC. 75 PARK PLAZA, 4TH FLOOR BOSTON, MA 02116 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. E46799-Z72513 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PARATEK PHARMACEUTICALS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. . Election of Directors !!! ! Nominees: 01) Rolf K. Hoffmann n 02) Kristine Peterson n03) Jeffrey Stein, Ph.D. . The Board of Directors recommends you vote FOR proposals 2 and 3. .For Against Abstain 2. . To consider and approve the Paratek Pharmaceuticals, Inc. Employee Stock Purchase Plan. !!! ! 3. . To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for !!! !the year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them ! ! on the back where indicated. Please indicate if you plan to attend this meeting. !! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. . Signature [PLEASE SIGN WITHIN BOX] Date eSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com. E46800-Z72513 Continued and to be signed on reverse side PARATEK PHARMACEUTICALS, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders June 14, 2018 8:00 AM, Local Time The stockholder(s) hereby appoint(s) William M. Haskel and Douglas W. Pagán, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Paratek Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Local Time on June 14, 2018, at Sunroad Corporate Centre, 4445 Eastgate Mall, Suite 200, San Diego, CA 92121, and any adjournment, continuations or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3 AND AT THE PROXYHOLDER'S DISCRETION, ON SUCH OTHER MATTERS, IF ANY, THAT MAY COME BEFORE THE ANNUAL MEETING. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)